Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-189568

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 23, 2015

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 25, 2013)

The Bank of New York Mellon Corporation

Depositary Shares

Each representing a 1/100th Interest in a Share of

Series E Noncumulative Perpetual Preferred Stock

Each of the          depositary shares offered hereby (the “depositary shares”) represents a 1/100th ownership interest in a share of Series E Noncumulative Perpetual Preferred Stock, with a liquidation preference of $100,000 per share (the “Series E Preferred Stock”), of The Bank of New York Mellon Corporation, deposited with Computershare Inc. and Computershare Trust Company, N.A., as joint depositary. The depositary shares are evidenced by depositary receipts. As a holder of the depositary shares, you are entitled to all proportional rights and preferences of the Series E Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

We will pay dividends on the Series E Preferred Stock only when, as and if declared by our board of directors (or a duly authorized committee of the board) and to the extent that we have legally available funds to pay dividends. Dividends will accrue on the liquidation amount of $100,000 per share of the Series E Preferred Stock at a rate per annum equal to (i)     % from the original issue date of the Series E Preferred Stock to but excluding June 20, 2020 for each dividend period ending on or before June 20, 2020; and (ii) a floating rate equal to Three-month LIBOR (as defined elsewhere in this prospectus supplement) plus     % from and including June 20, 2020 for each dividend period ending after June 20, 2020. Fixed rate dividends will be payable in arrears on June 20 and December 20 of each year, commencing on December 20, 2015 and including June 20, 2020, and floating rate dividends will be payable in arrears on March 20, June 20, September 20 and December 20 of each year, commencing on September 20, 2020. Payment of dividends on the Series E Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

We may, at our option, redeem the shares of Series E Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date (as that term is defined elsewhere in this prospectus supplement) on or after the dividend payment date in June 2020 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined elsewhere in this prospectus supplement), in each case, at a cash redemption price of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. If we redeem the Series E Preferred Stock, the depositary will redeem a proportionate number of depositary shares. The Series E Preferred Stock will not have any voting rights except as described elsewhere in this prospectus supplement.

Neither the Series E Preferred Stock nor the depositary shares will be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in the depositary shares and the underlying Series E Preferred Stock involves risks. See “Risk Factors” beginning on page S-6 to read about factors you should consider before buying the depositary shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Total
Public offering price (l)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before offering expenses, to us (l)	$	$

(1)	The public offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the original issue date, which is expected to be April , 2015.

We may from time to time elect to issue additional depositary shares representing shares of the Series E Preferred Stock, and all such additional shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement.

Neither shares of the Series E Preferred Stock nor the depositary shares will be listed on any securities exchange or automated quotation system.

The underwriters expect to deliver the depositary shares in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about April     , 2015.

Our affiliates, including BNY Mellon Capital Markets, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of our depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Joint Book-Running Managers

Goldman, Sachs & Co.	Citigroup	Deutsche Bank Securities	BNY Mellon Capital Markets, LLC

Prospectus Supplement dated April     , 2015

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we prepare. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been prepared. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the relevant incorporated document, as applicable. The financial condition, results of operations or business prospects of the Company may have changed since those dates. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “The Bank of New York Mellon Corporation”, “we”, “our” and “us” mean The Bank of New York Mellon Corporation and do not include its consolidated subsidiaries. References to “the Company” mean The Bank of New York Mellon Corporation, together with its consolidated subsidiaries and affiliates.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission (the “SEC”). The prospectus is part of the registration statement, and the registration statement also contains additional information and exhibits. We have filed and will file proxy statements, annual, quarterly and current reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC for further information about its public reference room at 1-800-732-0330. Such material is also available at the SEC’s website at “http://www.sec.gov”.

The SEC allows us to incorporate documents by reference in this prospectus supplement. This means that if we list or refer to a document which we have filed with the SEC in this prospectus supplement, that document is considered to be a part of this prospectus supplement and should be read with the same care. Documents that we file with the SEC in the future will automatically update and supersede information incorporated by reference in this prospectus supplement.

The documents listed below are incorporated by reference into this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015 (SEC File No. 001-35651) (“our Form 10-K”);

•

Our Current Reports on Form 8-K, filed on January 23, 2015 (Item 8.01 only), February 2, 2015, February 17, 2015, February 24, 2015 (both filings), March 6, 2015, March 11, 2015, March 19, 2015, April 14, 2015 (second filing only), April 15, 2015 and April 22, 2015 (SEC File No. 001-35651);

•	Our definitive Proxy Statement on Schedule 14A, filed on March 13, 2015 (only those portions incorporated by reference in our Form 10-K) (SEC File No. 001-35651); and

•

Any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and before the termination of the offering of the securities.

You may request a free copy of any or all of these filings by writing, emailing or telephoning us at the following address:

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Attention: Corporate Secretary

Email: corpsecretary@bnymellon.com

Telephone: (212) 635-1787

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain statements relating to future results of the Company that are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “forecast,” “project,” “anticipate,” “confident,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “may,” “will,” “strategy,” “synergies,” “opportunities,” “trends” and words of similar meaning signify forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things: all statements about the future results of the Company, projected business growth, statements with respect to the expected outcome and impact of legal, regulatory and investigatory proceedings, and the Company’s plans, objectives and strategies. Furthermore, these forward-looking statements relate to, among others:

•	the impact of the issuance of the Series E Preferred Stock and the use of proceeds therefrom on the Company’s Basel III capital components and capital ratios;

•	the existence or development of a trading market for the depositary shares;

•	the price at which the depositary shares could trade;

•	the effect of our credit rating on our results of operations or financial condition and on the ability of holders to sell their depositary shares and at what price; and

•	the additional shares of Series E Preferred Stock or the related depositary shares we could issue and sell after the offering described in this prospectus supplement.

In addition, these forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events: a technology disruption or information security event that results in a loss of confidential client information or impacts our ability to provide services to our clients; failure to update our technology, develop and market new technology or protect our intellectual property; government regulation and supervision, and recent legislative and regulatory actions; failure to satisfy regulatory standards, including capital adequacy rules; the risks relating to new lines of business, new products and services or strategic project initiatives; failure to attract and retain employees; regulatory actions or litigation; adverse publicity, government scrutiny or other reputational harm; continued litigation and regulatory investigations and proceedings involving our foreign exchange standing instruction program; failure of our risk management framework to be effective; operational risk; failure or circumvention of our controls and procedures; change or uncertainty in monetary, tax and other governmental policies; competition in all aspects of our business; political, economic, legal, operational and other risks inherent in operating globally; acts of terrorism, natural disasters, pandemics and global conflicts; the risks and uncertainties relating to our strategic transactions; ongoing concerns about the financial stability of some countries in Europe, the failure or instability of any of our significant counterparties in Europe, or a breakup of the Eurozone; continuing uncertainty in financial markets and weakness in the economy generally; continuing low or volatile interest rates; market volatility; write-downs of securities that we own and other losses related to volatile and illiquid market conditions; our dependence on fee-based business for a substantial majority of our revenue and the potential adverse effects of a slowing in market activity, weak financial markets, underperformance and/or negative trends in savings rates or in investment preferences; the impact of decreased cross-border investment activity on our foreign exchange revenues; any material reduction in our credit ratings or the credit ratings of certain of our bank subsidiaries; the failure or instability of any of our significant counterparties, and our assumption of credit and counterparty risk; credit, regulatory and reputation risks as a result of our tri-party repo collateral agency services; the impact of not effectively managing our liquidity; inadequate reserves for credit losses, including loan reserves; tax law changes or challenges to our tax positions; changes in accounting standards; risks associated with being a holding company, including our dependence on

S-iii

dividends from our subsidiaries; and the impact of provisions of U.S. banking laws and regulations, Delaware law or failure to pay full and timely dividends on our preferred stock on our ability to return capital to shareholders.

These forward-looking statements, and other forward-looking statements contained in our other public disclosures (including those incorporated by reference in this prospectus supplement or the accompanying prospectus), are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Company’s control), including those factors described in “Risk Factors” in Part I, Item lA of our Form 10-K and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors” section of our 2014 Annual Report to Shareholders filed as an exhibit to our Form 10-K, which are incorporated by reference in this prospectus supplement.

All forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

The Bank of New York Mellon Corporation

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BK), is a global financial services company headquartered in New York, New York, with $28.5 trillion in assets under custody and/or administration and $1.74 trillion in assets under management as of March 31, 2015.

The Bank of New York Mellon Corporation is a financial holding company registered with the Board of Governors of the Federal Reserve System (the “FRB”) under the Bank Holding Company Act of 1956, as amended. As such, The Bank of New York Mellon Corporation and its subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the FRB.

Our principal executive office is located at One Wall Street, New York, New York 10286, telephone number: (212) 495-1784.

The Offering

Issuer:	The Bank of New York Mellon Corporation

Securities offered:	depositary shares, each representing a l/100th interest in a share of Series E Noncumulative Perpetual Preferred Stock, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share), of The Bank of New York Mellon Corporation. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series E Preferred Stock represented by such depositary share, to all the rights and preferences of the Series E Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may from time to time elect to issue additional depositary shares representing shares of the Series E Preferred Stock, and all such additional depositary shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement, provided that such additional shares will only be issued if they are fungible with the original shares for tax purposes.

Dividend payment dates:

(i) each June 20 and December 20, commencing December 20, 2015, to and ending June 20, 2020, and (ii) each March 20, June 20, September 20 and December 20, commencing September 20, 2020, subject to adjustment in the case of any such date after June 20, 2020 that falls on a day that is not a business day as described under

“Description of the Series E Preferred Stock—Dividends” below. “Dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on the original issue date of the Series E Preferred Stock) and continuing to but not including the next succeeding dividend payment date.

Dividends:	We will pay dividends on the Series E Preferred Stock, only when, as and if declared by our board of directors (or a duly authorized committee of the board). Dividends will accrue on the liquidation amount of $100,000 per share of the Series E Preferred Stock (the “Series E liquidation amount”) (equivalent to $1,000 per depositary share) at a rate per annum equal to (i) % from the original issue date of the Series E Preferred Stock to but excluding the dividend payment date on June 20, 2020 and (ii) a floating rate equal to Three-month LIBOR (as defined under “Description of the Series E Preferred Stock—Dividends”) plus %, from and including the dividend payment date on June 20, 2020. Dividends will be payable in arrears on each dividend payment date. Each dividend period relating to a dividend payment date on or before June 20, 2020 is a “fixed rate period,” and each dividend period thereafter is a “floating rate period.”

Any such dividends will be distributed to holders of the depositary shares in the manner described under “Description of the Series E Preferred Stock—Dividends” below.

Dividends on shares of the Series E Preferred Stock will not be cumulative and will not be mandatory. If for any reason our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series E Preferred Stock in respect of a dividend period (as defined under “Description of the Series E Preferred Stock—Dividends”), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or accumulate, and we will have no obligation to pay any dividend for that dividend period, whether or not dividends on the Series E Preferred Stock are declared for any future dividend period.

Payment of dividends on the Series E Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of the Series E Preferred Stock—Restrictions on dividends” below.

Redemption:

The Series E Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of the Series E Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date in June 2020, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined under “Description of the Series E Preferred Stock—Redemption”), in each case at a cash redemption price of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, on the shares of the Series E Preferred Stock called for redemption. Neither the holders of the Series E Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series E Preferred Stock.

Redemption of the Series E Preferred Stock is subject to certain contractual, legal, regulatory and other restrictions described under “Description of the Series E Preferred Stock—Redemption” below. Under capital adequacy rules currently applicable to us, any redemption of the Series E Preferred Stock would be subject to prior approval of the FRB. Neither the holders of the Series E Preferred Stock nor holders of the depositary shares will have the right to require redemption.

Liquidation rights:	In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of shares of the Series E Preferred Stock will be entitled to receive an amount per share equal to the Series E liquidation amount of $100,000 per share (equivalent to $1,000 per depositary share), plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Distributions will be made only to the extent of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities, pro rata as to our Series A Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series A Preferred Stock”), our Series C Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series C Preferred Stock”), our Series D Noncumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Series D Preferred Stock”) and any other class or series of our stock that ranks equally with the Series E Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up and before any distribution of assets is made to holders of our common stock or any other class or series of our stock that ranks junior to the Series E Preferred Stock as to the distribution of assets on our liquidation, dissolution or winding up (“junior stock”).

Voting rights:	None, except with respect to certain changes in the terms of the Series E Preferred Stock, in the case of certain dividend non-payments, certain other fundamental corporate events, mergers or consolidations and as otherwise required by applicable law. See “Description of the Series E Preferred Stock—Voting rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of the Depositary Shares—Voting of the Series E Preferred Stock” below.

Ranking:	Shares of the Series E Preferred Stock will rank senior to our common stock and all other junior stock, on a parity with the Series A Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, and senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series E Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of The Bank of New York Mellon Corporation.

We will generally be able to pay dividends and distributions upon any liquidation, dissolution or winding up only out of funds legally available for such payment (i.e., after taking account of all indebtedness and other non-equity claims) and pro rata as to the Series E Preferred Stock, the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any other stock designated as ranking on a parity with the Series E Preferred Stock as to payment of dividends (“dividend parity stock”).

Maturity:	The Series E Preferred Stock does not have any maturity date, and we are not required to redeem the Series E Preferred Stock. Accordingly, the Series E Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it.

Preemptive and conversion rights:	None.

No Listing	Neither shares of the Series E Preferred Stock nor the depositary shares will be listed on any securities exchange or automated quotation system.

Tax consequences:	If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates if you meet certain holding period and other applicable requirements. If you are a corporate United States holder, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a United States alien holder, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For further discussion of the tax consequences relating to the Series E Preferred Stock, see “Material United States Federal Income Tax Considerations.”

Use of proceeds:	We intend to use a portion of the net proceeds from the sale of the depositary shares representing interests in the Series E Preferred Stock to repurchase up to $700 million of our common stock, with a proportionate reduction in common stock repurchases if less than $1 billion of depositary shares is issued, and to use any remaining net proceeds for general corporate purposes. See “Use of Proceeds.”

Depositary:	Computershare Inc. and Computershare Trust Company, N.A.

Transfer Agent & Registrar:	Computershare Trust Company, N.A.

Conflicts of interest:	BNY Mellon Capital Markets, LLC, a joint book-running manager of this offering, is an affiliate of ours. Accordingly, the offering of the depositary shares will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. Client accounts over which BNY Mellon Capital Markets, LLC or any affiliate have investment discretion are not permitted to purchase the depositary shares, either directly or indirectly, without the specific written approval of the accountholder. See “Underwriting (Conflicts of Interest)—Conflicts of interest.”

RISK FACTORS

Your investment in the depositary shares involves certain risks, not all of which are described in this prospectus supplement, some of which relate to the Series E Preferred Stock and/or the depositary shares and others of which relate to the Company. You should carefully consider the risks described below and the risk factors included in our Form 10-K, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our depositary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the depositary shares and the loss of all or part of your investment.

The depositary shares are fractional interests in the shares of the Series E Preferred Stock.

We are issuing fractional interests in shares of the Series E Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series E Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

Dividends on the Series E Preferred Stock will be discretionary and noncumulative, and may not be paid if such payment will result in our failure to comply with all applicable laws and regulations.

Dividends on the Series E Preferred Stock will be discretionary and noncumulative. Consequently, if our board of directors (or any duly authorized committee of the board) does not authorize and declare a dividend on Series E Preferred Stock for any dividend period, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors (or any duly authorized committee thereof) has not declared a dividend before the related dividend payment date, whether or not dividends on the Series E Preferred Stock or any other series of our preferred stock or our common stock are declared for any future dividend period.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations (including applicable capital adequacy rules), we may not declare, pay or set aside for payment dividends on the Series E Preferred Stock. As a result, if payment of dividends on Series E Preferred Stock for any dividend period would cause us to fail to comply with any applicable law or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable.

The Series E Preferred Stock will be an equity security and will be subordinate to our existing and future indebtedness.

The shares of the Series E Preferred Stock will be equity interests in The Bank of New York Mellon Corporation and will not constitute indebtedness. This means that the Series E Preferred Stock and the related depositary shares will rank junior to all existing and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including claims in the event of our liquidation. As of

March 31, 2015, the Company’s long-term debt, on a consolidated basis, was approximately $20.4 billion, and we may incur additional indebtedness in the future. Our future indebtedness may restrict payment of dividends on the Series E Preferred Stock.

Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Series E Preferred Stock, (1) dividends will be payable only if declared by our board of directors (or a duly authorized committee of the board); (2) dividends will not accumulate if they are not declared; and (3) as a Delaware corporation, we may make dividend payments and redemption payments only out of funds legally available under Delaware law. As a bank holding company, our ability to declare and pay dividends is also dependent on certain federal regulatory considerations. Further, the Series E Preferred Stock will place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to certain restrictions on payments of dividends and redemption or repurchase of dividend parity stock and junior stock described under “Description of Series E Preferred Stock—Restrictions on dividends” and the limited voting rights referred to below under “Description of Series E Preferred Stock—Voting rights.”

The Series E Preferred Stock may be junior in rights and preferences to future preferred stock.

The Series E Preferred Stock may be junior to preferred stock we issue in the future that by its terms is expressly senior to the Series E Preferred Stock, upon the vote or consent of the holders of at least two thirds of the shares of the Series E Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other classes or series of our stock that ranks equally with the Series E Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up and/or the payment of dividends. The terms of any future preferred stock expressly senior to the Series E Preferred Stock may restrict dividend payments on the Series E Preferred Stock. In this case, unless full dividends for all outstanding preferred stock senior to the Series E Preferred Stock have been declared and paid or set aside for payment, no dividends will be declared or paid and no distribution will be made on any shares of the Series E Preferred Stock, and no shares of the Series E Preferred Stock will be permitted to be repurchased, redeemed or otherwise acquired by us, directly or indirectly, for consideration. This could result in dividends on the Series E Preferred Stock not being paid to you.

We are a non-operating holding company, and as a result, are dependent on dividends from our subsidiaries, including our principal subsidiary banks, to meet our obligations, including our obligations with respect to our securities, and to provide funds for payment of dividends to our stockholders and stock repurchases.

We are a non-operating holding company, whose principal assets and sources of income are our principal U.S. bank subsidiaries—The Bank of New York Mellon and BNY Mellon, N.A.—and our other subsidiaries. We are a legal entity separate and distinct from our bank and other subsidiaries and, therefore, we rely primarily on dividends, interest, distributions and other payments from these bank and other subsidiaries to meet our obligations, including our obligations with respect to our debt securities, and to provide funds for payment of common and preferred dividends to our stockholders, to the extent declared by our board of directors. At the same time, FRB rules provide that a bank holding company is expected to serve as a source of financial strength to its bank subsidiaries and to commit resources to support such banks if necessary.

There are various legal and regulatory limitations on the extent to which our bank and other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. Many of our subsidiaries, including our bank subsidiaries, are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to the parent company or other subsidiaries. These restrictions can reduce the amount of funds available to meet our obligations. In addition, our bank subsidiaries would not be permitted to distribute a dividend if doing so would constitute an unsafe and unsound practice or if the payment would reduce their capital to an inadequate level. Our bank subsidiaries are also subject to restrictions on their ability to lend to or transact with affiliates and to minimum regulatory capital and liquidity requirements, as well as restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses.

We evaluate and manage liquidity on a legal entity basis. Legal entity liquidity is an important consideration as there are legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including us.

Although we maintain cash positions for liquidity at the holding company level, if our bank or other subsidiaries were unable to supply us with cash over time, we could be unable to meet our obligations (including our obligations with respect to our debt securities), declare or pay dividends in respect of our capital stock, or perform stock repurchases. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation” and “—Liquidity and dividends” and Note 19 of the Notes to Consolidated Financial Statements, each of which is included in the 2014 Annual Report to Shareholders filed as an exhibit to our Form 10-K.

Because we are a holding company, our rights and the rights of the holders of the Series E Preferred Stock to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of our bank subsidiaries, their depositors), in addition to our creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The rights of holders of the Series E Preferred Stock and of the depositary shares to benefit from those distributions will also be junior to those prior claims and the claims of our creditors. Consequently, the Series E Preferred Stock and the depositary shares will be effectively subordinated to all existing and future liabilities of our subsidiaries.

If we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series E Preferred Stock.

When dividends are not paid in full upon the shares of the Series E Preferred Stock and other dividend parity stock, all dividends paid or declared for payment on that dividend payment date with respect to the Series E Preferred Stock and the dividend parity stock will be shared first ratably by the holders of any dividend parity stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and thereafter ratably by the holders of the Series E Preferred Stock and any dividend parity stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period. Therefore, if we are not paying full dividends on any outstanding dividend parity stock, we will not be able to pay full dividends on the Series E Preferred Stock.

Investors should not expect us to redeem the Series E Preferred Stock on the date it becomes redeemable at our option or on any particular date after it becomes redeemable at our option.

The Series E Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series E Preferred Stock may be redeemed by us at our option with the prior approval of the FRB or any successor appropriate federal banking agency, (i) either in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date in June 2020, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event. Any decision we may make at any time to propose a redemption of the Series E Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, we may be prohibited from redeeming the Series E Preferred Stock. See “—Our right to redeem the Series E Preferred Stock is subject to certain limitations, including any required prior approval of the FRB and any future replacement capital covenants”.

We may be able to redeem the Series E Preferred Stock prior to the dividend payment date in June 2020.

By its terms, the Series E Preferred Stock may be redeemed by us prior to the dividend payment date in June 2020 upon the occurrence of certain events involving the capital treatment of the Series E Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “Regulatory Capital Treatment Event,” we may, at our option, redeem in whole, but not in part, the shares of Series E Preferred Stock, subject to the approval of the FRB or any successor appropriate federal banking agency. See “Description of the Preferred Stock—Redemption.”

The terms of the Series E Preferred Stock have been established to satisfy the criteria for “tier 1 capital” instruments set forth in the revised capital rules adopted by the FRB, the Federal Deposit Insurance Corporation (the “FDIC”) and the Office of the Comptroller of the Currency in July 2013 that, among other things, implemented Basel III for U.S. banking organizations (the “July 2013 Final Capital Rules”). However, it is possible that the Series E Preferred Stock may not satisfy the criteria for tier 1 capital instruments set forth in the July 2013 Final Capital Rules as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Series E Preferred Stock, or as a result of future changes in law or regulation. As a result, a “Regulatory Capital Treatment Event” could occur whereby we would have the right, subject to prior approval of the appropriate federal banking agency, to redeem the Series E Preferred Stock in accordance with its terms prior to the dividend payment date in June 2020 at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Our right to redeem the Series E Preferred Stock is subject to certain limitations, including any required prior approval of the FRB and any future replacement capital covenants.

Our right to redeem the Series E Preferred Stock is subject to any limitations established by the FRB. We may not redeem shares of the Series E Preferred Stock without having received the prior approval of the FRB or other appropriate federal banking agency as required under capital rules applicable to us. We cannot assure you that the FRB will approve any redemption of the Series E Preferred Stock that we may propose. We understand that the factors that FRB will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans and stress tests we submit to the FRB and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the FRB may change these factors at any time.

In addition, in the future we may enter into a replacement capital covenant with respect to the Series E Preferred Stock that may limit our right to redeem the Series E Preferred Stock. We have entered into similar covenants with respect to certain of our outstanding securities. These covenants prohibit us and our subsidiaries from redeeming or purchasing those securities unless we have received proceeds from the sales of eligible replacement capital securities. In some circumstances, we may treat the Series E Preferred Stock as replacement capital securities under these existing replacement capital covenants prior to certain specified dates if we enter into a new replacement capital covenant with respect to the Series E Preferred Stock. Accordingly, there could be circumstances in which it would be in the interest of both you and The Bank of New York Mellon Corporation that some or all of the Series E Preferred Stock be redeemed and in which sufficient cash is available for that purpose, but we would be restricted from doing so because we were not able to obtain proceeds from the sale of replacement capital securities.

Holders of the Series E Preferred Stock will have limited voting rights.

Holders of the Series E Preferred Stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the Series E Preferred Stock will have voting rights only with respect to certain changes in terms of the Series E Preferred Stock, certain dividend non-payments, certain other fundamental corporate events and as otherwise required by applicable law. See “Description of the Series E

Preferred Stock—Voting rights.” Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series E Preferred Stock. Although each depositary share is entitled to 1/100th of a vote, the depositary can only vote whole shares of Series E Preferred Stock. While the depositary will vote the maximum number of whole shares of Series E Preferred Stock in accordance with the instructions it receives, any remaining votes of holders of the depositary shares will not be voted.

We cannot assure you that a trading market for the Series E Preferred Stock and the related depositary shares will ever develop or be maintained.

The Series E Preferred Stock and the related depositary shares are new issues with no established trading market. We do not expect that there will be any separate public trading market for the shares of the Series E Preferred Stock except as represented by the depositary shares. We do not intend to apply for listing of the depositary shares on any securities exchange or for quotation of the depositary shares in any automated dealer quotation system. We cannot provide you with any assurance regarding whether trading markets for the depositary shares will develop, the ability of holders of the depositary shares to sell their depositary shares or the prices at which holders may be able to sell their depositary shares. The underwriters have advised us that they currently intend to make markets in the depositary shares. The underwriters, however, are not obligated to do so, and any market making with respect to the depositary shares may be discontinued at any time without notice. If no active trading markets develop, you may be unable to resell the depositary shares at any price or at their fair market value. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. Further, because the shares of Series E Preferred Stock do not have a stated maturity date, investors seeking liquidity in the depositary shares will be limited to selling their depositary shares in the secondary market.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Future trading prices of the depositary shares will depend on many factors, including:

•	whether we declare or fail to declare dividends on the Series E Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Series E Preferred Stock;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•	the market for similar securities.

Accordingly, the depositary shares may trade at a discount to the price per share paid for such shares, whether in this offering or in the secondary market.

A downgrade, suspension or withdrawal of, or change in the methodology used to determine, any rating assigned by a rating agency to us or our securities, including the depositary shares and the Series E Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

Real or anticipated changes in the credit ratings assigned to the depositary shares, the Series E Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us, as well as their evaluations of the financial services industry as a whole. For example, in March 2015, Moody’s Investors Service published its revised methodology for rating banks globally, and Standard & Poor’s Ratings Services indicated that it expects to resolve the negative outlook it has on the eight U.S. bank holding companies that it views as having high systemic importance, including us, in 2015. The credit rating agencies may change their credit rating for us and our securities, including the Series E Preferred Stock and depositary shares, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the depositary shares, the Series E Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

The rating agencies that currently or may in the future publish a rating for us, the depositary shares or the Series E Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the depositary shares or Series E Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the depositary shares or Series E Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the depositary shares or Series E Preferred Stock are subsequently lowered or “notched” further, the trading price of the depositary shares could be negatively affected.

There may be future sales of the Series E Preferred Stock or the related depositary shares, which may adversely affect the market price of the depositary shares.

Except as described under the heading “Underwriting (Conflicts of Interest)” below, we are not restricted from issuing additional Series E Preferred Stock or related depositary shares or securities similar to the Series E Preferred Stock or the depositary shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series E Preferred Stock or depositary shares. Holders of the Series E Preferred Stock or the depositary shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the depositary shares could decline as a result of sales of shares of Series E Preferred Stock or depositary shares made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the depositary shares bear the risk of our future offerings reducing the market price of the depositary shares and diluting their holdings in the depositary shares.

Changes in inter-bank lending rate reporting practices or the method pursuant to which the LIBOR rates are determined may adversely affect the value of the Series E Preferred Stock.

From and including the dividend payment date in June 2020, the dividend rate of the Series E Preferred Stock will be based on Three-month LIBOR. Beginning in 2008, concerns were raised that some of the member banks surveyed by the British Bankers’ Association (the “BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations were instigated by regulators and governmental authorities in various jurisdictions (including in the United States, United Kingdom, European Union, Japan and Canada). If manipulation of LIBOR or another inter-bank lending rate occurred, it may have resulted in that rate being artificially lower (or higher) than it otherwise would have been.

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR, including the introduction of statutory regulation of LIBOR, the transfer of responsibility for

LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data for the purpose of determining LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that may be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the value of the Series E Preferred Stock is affected by reported LIBOR rates, the level of any floating rate payments and the value of the Series E Preferred Stock and the depositary shares representing interests in the Series E Preferred Stock may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities, including the Series E Preferred Stock and the depositary shares offered hereby.

Holders of the Series E Preferred Stock may be unable to use the dividends received deduction.

Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Series E Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series E Preferred Stock to qualify as dividends for federal income tax purposes. See “Material United States Federal Income Tax Considerations.” If any distributions on the Series E Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Series E Preferred Stock may decline.

One of our affiliates will be the calculation agent and, as a result, potential conflicts of interest could arise.

One of our affiliates, The Bank of New York Mellon, will be the calculation agent for purposes of determining, among other things, the amount of each dividend payment with respect to the Series E Preferred Stock, Three-month LIBOR for each floating rate period and the redemption amount. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

USE OF PROCEEDS

We expect net proceeds of this offering, after deducting the underwriting discount and commissions and estimated offering expenses payable by us, will be approximately $            .

We intend to use a portion of the net proceeds from the sale of the depositary shares representing interests in the Series E Preferred Stock to repurchase up to $700 million of our common stock. If less than $1 billion of depositary shares representing interests in the Series E Preferred Stock is issued as part of this offering, our common stock repurchases will be proportionately reduced.

We expect to use any remaining net proceeds for general corporate purposes.

CONSOLIDATED CAPITAL COMPONENTS AND RATIOS

The following table sets forth our preliminary consolidated Basel III capital components and capital ratios, in each case, as phased-in, as of March 31, 2015 (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the issuance of the Series E Preferred Stock and the application of the net proceeds of this offering, assuming that we issue $1 billion of depositary shares representing interests in the Series E Preferred Stock and repurchase $700 million of our common stock. If less than $1 billion of depositary shares is issued as part of this offering, our common stock repurchases will be proportionately reduced. See “Use of Proceeds” on page S-12.

The common equity tier 1 (“CET1”), Tier 1 and Total risk-based capital ratios presented below were calculated using the Advanced Approach framework under the final rules released by the FRB on July 2, 2013 (the “Final Capital Rules”). As of March 31, 2015, our preliminary risk-based capital ratios calculated using the Advanced Approach were lower than those calculated using the Standardized Approach under the Final Capital Rules and, therefore, were used for purposes of determining whether we met minimum risk-based capital requirements.

	As of March 31, 2015[1]
(dollars in millions)	Actual (unaudited)	As-Adjusted (unaudited)
CET1	$18,293	$17,593
Other Tier 1 capital	$1,559	$2,559
Tier 2 capital	$537	$537
Total (Tier 1 plus Tier 2) capital	$20,389	$20,689
CET1 ratio	10.0%	9.6%
Tier 1 capital ratio	10.8%	11.0%
Total (Tier 1 plus Tier 2) capital ratio	11.1%	11.3%
Leverage capital ratio	5.6%	5.6%

[1]	Consolidated Basel III capital components and capital ratios are preliminary

DESCRIPTION OF THE SERIES E PREFERRED STOCK

The depositary will be the sole holder of the Series E Preferred Stock, as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series E Preferred Stock shall mean the depositary. However, the holders of the depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series E Preferred Stock, as described under the “Description of the Depositary Shares.”

The following is a brief description of the material terms of the Series E Preferred Stock. The following summary of the terms and provisions of the Series E Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our Restated Certificate of Incorporation, including the certificate of designations creating the Series E Preferred Stock, copies of which are available upon request from us, and the applicable provisions of the Delaware General Corporation Law and federal law governing bank holding companies.

General

Under our Restated Certificate of Incorporation, we have authority to issue up to 100,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Series E Preferred Stock. Any additional preferred stock may be issued from time to time in one or more series, each with powers, rights, preferences, qualifications, limitations, restrictions, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights and other rights as our board (or a duly authorized committee of the board) may determine prior to the time of issuance. Prior to the issuance of the Series E Preferred Stock, we will have filed the certificate of designations with respect to the Series E Preferred Stock with the Secretary of State of the State of Delaware.

As of the date of this prospectus supplement, 5,001 shares of the Series A Preferred Stock, 5,825 shares of the Series C Preferred Stock and 5,000 shares of the Series D Preferred Stock are the only issued and outstanding shares of our preferred stock.

The Series E Preferred Stock represents a single series of our authorized preferred stock. We are offering          depositary shares, representing          shares of the Series E Preferred Stock, by this prospectus supplement and the accompanying prospectus. Shares of the Series E Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable.

The Series E Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of our other securities and will not be subject to any sinking fund or any other obligation of us for their repurchase or retirement. The Series E Preferred Stock represents non-withdrawable capital, will not be an account of an insurable type, and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The authorized number of shares of the Series E Preferred Stock initially is             . Such number of shares may be increased or decreased by resolution of the board of directors (or a duly authorized committee of the board), without the vote or consent of the holders of the Series E Preferred Stock.

We reserve the right to re-open this series and issue additional shares of Series E Preferred Stock and related depositary shares either through public or private sales at any time and from time to time, provided that such additional shares will only be issued if they are fungible with the original shares for tax purposes. The additional shares of Series E Preferred Stock and related depositary shares would be deemed to form a single series with the Series E Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement. In the event that we issue additional shares of the Series E Preferred Stock and the related depositary shares after the original issue date, any dividends on such additional shares will accrue from the issue date of such additional shares.

Ranking

With respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up, the Series E Preferred Stock will rank:

•	senior to our common stock and all other junior stock;

•	on a parity with our Series A Preferred Stock, our Series C Preferred Stock and our Series D Preferred Stock;

•

senior to or on a parity with each other series of our preferred stock we may issue (except for any senior series that may be issued upon the requisite vote or consent of the holders of at least two thirds of the shares of the Series E Preferred Stock at the time outstanding and entitled to vote and the requisite vote or consent of all other series of preferred stock) with respect to the payment of dividends and distributions of assets upon any liquidation, dissolution or winding-up of the Company; and

•	junior to all existing and future indebtedness and other non-equity claims on us.

Dividends

Holders of the Series E Preferred Stock, in preference to the holders of our common stock and of any other junior stock, will be entitled to receive, only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for payment, noncumulative cash dividends applied to the Series E liquation amount of $100,000 per share of the Series E Preferred Stock at a rate per annum equal to (i)     % on each dividend payment date relating to a fixed rate period (and for each such fixed rate period) and (ii) Three-month LIBOR plus     % on each dividend payment date relating to a floating rate period (and for each such floating rate period). A “dividend payment date” means (i) each June 20 and December 20, commencing December 20, 2015, to and ending June 20, 2020, and (ii) each March 20, June 20, September 20 and December 20, commencing September 20, 2020, except as provided below. If any such date on or before June 20, 2020 is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Series E Preferred Stock, when, as and if declared, will be paid on the next succeeding business day (without adjustment in the amount of the dividend per share of the Series E Preferred Stock). If any date after June 20, 2020 is not a business day, then the next succeeding business day will be the applicable dividend payment date and dividends, when, as and if declared, will be paid on such next succeeding business day.

A “business day” means each weekday on which banking institutions in New York, New York are not authorized or obligated by law, regulation or executive order to close.

A “dividend period” means each period from and including a dividend payment date (except that the initial dividend period shall commence on the original issue date of the Series E Preferred Stock) and continuing to but not including the next succeeding dividend payment date. As that term is used in this prospectus supplement, each dividend payment date “relates” to the dividend period most recently ending before such dividend payment date.

Dividends will be paid to holders of record of the Series E Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before such dividend payment date, or such other record date fixed for that purpose by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date, in advance of payment of each particular dividend.

The amount of dividends payable per share of the Series E Preferred Stock will be computed by the calculation agent (a) in respect of a fixed rate period, on the basis of a 360-day year consisting of twelve 30-day months, and (b) in respect of a floating rate period, by multiplying the per annum dividend rate in effect for that floating rate period by a fraction, the numerator of which will be the actual number of days in the floating rate period and the denominator of which will be 360, and multiplying the rate obtained by $100,000.

Dividends on shares of the Series E Preferred Stock will not be cumulative and will not be mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series E Preferred Stock in respect of a dividend period, then no dividend will be deemed to have accrued for such dividend period, be payable on the related dividend payment date, or accumulate, and we will have no obligation to pay any dividend accrued for such dividend period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series E Preferred Stock or any other series of our preferred stock or on our common stock for any future dividend period. References to the “accrual” (or similar terms) of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

“Three-month LIBOR” means, with respect to any floating rate period, the offered rate expressed as a percentage per annum for deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate period, as that rate appears on Reuters Screen LIBOR01 as of 11:00 A.M., London time, on the second London banking day immediately preceding the first day of that floating rate period. If Three-month LIBOR does not appear on Reuters Screen LIBOR01, Three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period, commencing on the first day of that floating rate period, and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in that market selected by The Bank of New York Mellon (or its successor appointed by us), as calculation agent, at approximately 11:00 A.M., London time, on the second London banking day immediately preceding the first day of that floating rate period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, Three-month LIBOR for that floating rate period will be the arithmetic mean of those quotations (rounded upward if necessary to the nearest 0.00001%). If fewer than two quotations are provided, Three-month LIBOR with respect to that floating rate period will be the arithmetic mean (rounded upward if necessary to the nearest 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 A.M., New York City time, on the first day of that floating rate period for loans in U.S. dollars to leading European banks for a three-month period, commencing on the first day of that floating rate period and in a principal amount of not less than $1,000,000. If fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, Three-month LIBOR with respect to that floating rate period will be the Three-month LIBOR in effect for the prior floating rate period or, in the case of the first floating rate period, the most recent rate that could have been determined had the floating rate period been applicable prior to first floating rate period. The calculation agent’s determination of Three-month LIBOR for each floating rate period and the calculation of the amount of dividends for each dividend period will be final and binding in the absence of manifest error.

“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

“Reuters Screen LIBOR01” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the BBA, ICE Benchmark Administration Limited or other administrator of the London interbank offered rate for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Restrictions on dividends

So long as any share of the Series E Preferred Stock remains outstanding, no dividend will be declared or paid on the common stock or any other shares of junior stock (other than (1) a dividend payable solely in junior stock or (2) any dividend in connection with the implementation of a shareholders’ rights plan or the redemption or repurchase of any rights under any such plan), unless (i) full dividends for the last preceding dividend period on all outstanding shares of Series E Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) and (ii) we are not in default on our obligation to redeem any shares of Series E Preferred Stock that have been called for redemption. The Company will not purchase, redeem or otherwise acquire, directly or indirectly, for consideration any shares of common stock or other junior stock (other than (1) as a result of a reclassification of such junior stock for or into other junior stock, (2) the exchange or conversion of one share of such junior stock for or into another share of such junior stock, (3) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (4) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (5) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (6) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged) nor will we pay or make available any monies for a sinking fund for the redemption of any shares of common stock or any other shares of junior stock during a dividend period, unless the full dividends for the most recently completed dividend period on all outstanding shares of Series E Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing will not restrict the ability of us or any of our other affiliates to engage in any market-making transactions in junior stock in the ordinary course of business.

When dividends are not paid in full upon the shares of the Series E Preferred Stock and any dividend parity stock, all dividends paid or declared for payment on that dividend payment date with respect to the Series E Preferred Stock and the dividend parity stock will be shared (a) first ratably by the holders of any dividend parity stock who have the right to receive dividends with respect to past dividend periods for which such dividends were not declared and paid, in proportion to the respective amounts of the undeclared and unpaid dividends relating to past dividend periods, and (b) thereafter ratably by the holders of the Series E Preferred Stock and any dividend parity stock, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the current dividend period. To the extent a dividend period with respect to any dividend parity stock coincides with more than one dividend period with respect to the Series E Preferred Stock, for purposes of the immediately preceding sentence, our board of directors will treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Series E Preferred Stock, or shall treat such dividend period(s) with respect to any dividend parity stock and dividend period(s) with respect to the Series E Preferred Stock for purposes of the immediately preceding sentence in any other manner that it deems to be fair and equitable in order to achieve ratable payments on such dividend parity stock and the Series E Preferred Stock. To the extent a dividend period with respect to the Series E Preferred Stock coincides with more than one dividend period with respect to any dividend parity stock, for purposes of the first sentence of this paragraph the board of directors shall treat such dividend period as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to such dividend parity stock, or shall treat such dividend period(s) with respect to the Series E Preferred Stock and dividend period(s) with respect to any dividend parity stock for purposes of the first sentence of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on the Series E Preferred Stock and such dividend parity stock. For the purposes of this paragraph, the term “dividend period” as used with respect to any dividend parity stock means such dividend periods as are provided for in the terms of such dividend parity stock.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock, any other junior stock and any dividend parity stock from time to time out of funds legally available for such payment, and the Series E Preferred Stock will not be entitled to participate in any such dividend.

Dividends on the Series E Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations, and the certificate of designations creating the Series E Preferred Stock provides that dividends on the Series E Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the applicable capital adequacy rules.

Redemption

The Series E Preferred Stock is perpetual and has no maturity date. We may, at our option, with the prior approval of the FRB or any successor appropriate federal banking agency, redeem the shares of the Series E Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after the dividend payment date in June 2020, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case at a cash redemption price of $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date, on the shares of the Series E Preferred Stock called for redemption. Dividends will cease to accrue on the shares of the Series E Preferred Stock called for redemption from and including the redemption date. Under the capital adequacy rules currently applicable to us, prior to exercising our right to redeem the Series E Preferred Stock, we must either (i) demonstrate to the satisfaction of the FRB that, following redemption, we will continue to hold capital commensurate with our risk; or (ii) replace the Series E Preferred Stock redeemed or to be redeemed with an equal amount of instruments that will qualify Tier 1 capital under regulations of the FRB immediately following or concurrent with redemption.

A “Regulatory Capital Treatment Event” means the good faith determination by The Bank of New York Mellon Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the FRB and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series E Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series E Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series E Preferred Stock, there is more than an insubstantial risk that The Bank of New York Mellon Corporation will not be entitled to treat the full liquidation preference amount of $100,000 per share of the Series E Preferred Stock then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the FRB (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of the Series E Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

If fewer than all of the outstanding shares of the Series E Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Series E Preferred Stock in proportion to the number of shares held by those holders or by lot or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of every redemption of the Series E Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the Series E Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Series E Preferred Stock is held in book-entry form through The Depository Trust Company (“DTC”), we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of the Series E Preferred Stock designated for redemption will not affect the validity of the redemption of any other shares of Series E Preferred Stock.

Each notice will state:

•	the redemption date;

•

the number of shares of the Series E Preferred Stock to be redeemed and, if less than all shares of the Series E Preferred Stock held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price or the manner of its calculation; and

•	if Series E Preferred Stock is evidenced by definitive certificates, the place or places where the certificates representing those shares are to be surrendered for payment of the redemption price.

If notice of redemption of any Series E Preferred Stock has been duly given and if, on or before the redemption date specified in the notice, we have set aside all funds necessary for the redemption in trust for the pro rata benefit of the holders of record of any shares of Series E Preferred Stock so called for redemption, then, notwithstanding that any certificate for any share called for redemption has not been surrendered for cancellation, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

Our right to redeem the Series E Preferred Stock once issued is subject to the prior approval of the FRB or any successor appropriate federal banking agency as required under the capital rules applicable to us. We cannot assure you that the appropriate federal banking agency will approve any redemption of the Series E Preferred Stock that we may propose. Moreover, unless the FRB authorizes us to do otherwise in writing, we will redeem the Series E Preferred Stock only if it is replaced with other tier 1 capital that is not a restricted core capital element—for example, common stock or another series of noncumulative perpetual preferred stock.

Holders of the Series E Preferred Stock will not have the right to require the redemption or repurchase of the Series E Preferred Stock.

Liquidation rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series E Preferred Stock will be entitled to receive an amount per share (the “total liquidation amount”) equal to the Series E liquidation amount of $100,000 per share, plus any dividends that have been declared but not paid prior to the date of payment of distributions to shareholders, without regard to any undeclared dividends. Holders of the Series E Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other junior stock. In addition, the Series E Preferred Stock may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of the Series E Preferred Stock and all holders of any of our stock ranking equally with the Series E Preferred Stock as to distributions of assets upon any liquidation, dissolution or winding-up of the Company, the amounts paid to the holders of the Series E Preferred Stock and to such other stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per Series E Preferred Stock has been paid in full to all holders of the Series E Preferred Stock and such other stock, the holders of our common stock or any other junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting rights

Except as indicated below or otherwise required by law, the holders of the Series E Preferred Stock will not have any voting rights.

Right to Elect Two Directors upon Non-Payment of Dividends. If and when the dividends on the Series E Preferred Stock and any other class or series of our preferred stock, whether bearing dividends on a noncumulative or cumulative basis but otherwise ranking on a parity with the Series E Preferred Stock as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”), have not been declared and paid (i) in the case of the Series E Preferred Stock and voting parity stock bearing noncumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive); or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of the Series E Preferred Stock, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “preferred stock directors”) at any annual or special meeting of shareholders at which directors are to be elected or any special meeting of the holders of the Series E Preferred Stock and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any preferred stock directors would not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two preferred stock directors.

At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding shares of the Series E Preferred Stock and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of the Series E Preferred Stock and voting parity stock for the election of the preferred stock directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of the Series E Preferred Stock may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The preferred stock directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the preferred stock directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining preferred stock directors or if none remains in office, by the vote of the holders of record of a majority of the outstanding shares of the Series E Preferred Stock and all voting parity stock for which dividends have not been paid, voting as a single class. The preferred stock directors shall each be entitled to one vote per director on any matter.

Whenever full dividends have been paid on the Series E Preferred Stock and any noncumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of the Series E Preferred Stock to elect the preferred stock directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future dividend periods), the terms of office of all preferred stock directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly.

Under the FRB’s regulations implementing the Bank Holding Company Act (the “BHC Act”), if any holder of any series of preferred stock (including the Series E Preferred Stock) is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or such lower amount of the series as may be deemed, when coupled with other factors, to constitute a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the FRB under the BHC Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the FRB under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

Other voting rights

So long as any shares of the Series E Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Restated Certificate of Incorporation, the vote or consent of the holders of at least two-thirds of the shares of the Series E Preferred Stock at the time outstanding and entitled to vote, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

Amendment of Certificate of Incorporation or Bylaws. Any amendment of our Restated Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or distribution of assets on our liquidation; as well as any amendment of our Restated Certificate of Incorporation or Amended and Restated Bylaws that would adversely affect the special rights, preferences, privileges or voting powers of the Series E Preferred Stock; provided that the amendment of our Restated Certificate of Incorporation so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class or series or any securities convertible into shares of any class or series of dividend parity stock or other series of preferred stock ranking equally with the Series E Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Company shall not be deemed to affect adversely the rights, preferences, privileges or voting powers of the Series E Preferred Stock; or

•

Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series E Preferred Stock, or of a merger or consolidation of us with or into another corporation, or any merger or consolidation of us with or into any entity other than a corporation unless in each case (x) the shares of the Series E Preferred Stock remain outstanding or, in the case of a merger or consolidation in which we are not the surviving or resulting corporation, are converted into or exchanged for preference securities of the surviving or resulting corporation or a corporation controlling such corporation, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as would not require a vote of the holders of the Series E Preferred Stock pursuant to the preceding paragraph if such change were effected by an amendment of the Certificate of Incorporation.

Each holder of the Series E Preferred Stock will have one vote per share on any matter on which holders of the Series E Preferred Stock are entitled to vote, including any action by written consent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series E Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series E Preferred Stock to effect the redemption.

Under current provisions of the Delaware General Corporation Law, the holders of issued and outstanding preferred stock are entitled to vote as a class, with the consent of the majority of the class being required to approve an amendment to our Restated Certificate of Incorporation if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect the Series E Preferred Stock and one or more but not all other series of our preferred stock, then only the Series E Preferred Stock and such series of preferred stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class in proportion to their respective stated liquidation amounts (in lieu of all other series of our preferred stock).

No preemptive and conversion rights

Holders of the Series E Preferred Stock do not have any preemptive rights. The Series E Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Transfer Agent & Registrar

Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series E Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and/or registrar at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series E Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.

Calculation Agent

The “calculation agent” means, at any time, the person or entity appointed by us and serving as such agent with respect to the Series E Preferred Stock at such time. The Bank of New York Mellon, one of our wholly owned subsidiaries, will be the calculation agent for the Series E Preferred Stock as of the original issue date. We may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series E Preferred Stock is outstanding, a person or entity appointed and serving as such agent. The calculation agent will be one of our wholly owned subsidiaries as of the original issue date, and any successor calculation agent may be a person or entity affiliated with us.

DESCRIPTION OF THE DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of the depositary shares mean those who own the depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interest in the depositary shares registered in street name or issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders described in the “Legal Ownership and Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series E Preferred Stock. As described above under “Description of the Series E Preferred Stock”, we are issuing fractional interests in shares of the preferred stock in the form of the depositary shares. Each depositary share will represent a 1/100th ownership interest in a share of the Series E Preferred Stock, and will be evidenced by a depositary receipt. The shares of the Series E Preferred Stock represented by the depositary shares will be deposited under a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of depositary shares will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Series E Preferred Stock represented by such depositary shares, to all the rights and preferences of the Series E Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following issuance of the Series E Preferred Stock, we will deposit the Series E Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described under “Where You Can Find More Information” above.

Dividends and other distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series E Preferred Stock to the record holders of the depositary shares relating to the underlying Series E Preferred Stock in proportion to the number of the depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of the depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of the depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series E Preferred Stock.

The amounts distributed to holders of the depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of the depositary shares

If we redeem the Series E Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series E Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/100th of the redemption price per share payable with respect to the Series E Preferred Stock (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of the Series E Preferred Stock. Whenever we redeem shares of the Series E Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of the depositary shares representing shares of the Series E Preferred Stock so redeemed.

In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by us pro rata, by lot or in such other manner we determine to be equitable. In any such case, we will redeem the depositary shares only in increments of 100 shares and any integral multiple thereof.

Voting of the Series E Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series E Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series E Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series E Preferred Stock, may instruct the depositary to vote the amount of the Series E Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series E Preferred Stock represented by the depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will not vote the amount of the Series E Preferred Stock represented by such depositary shares.

No Listing

Neither shares of the Series E Preferred Stock nor the depositary shares will be listed on any securities exchange or automated quotation system.

Form of the depositary shares

The depositary shares will be issued in book-entry form through The Depository Trust Company, as described under “Legal Ownership and Book-Entry Issuance” below. The Series E Preferred Stock will be issued in registered form to the depositary.

Depositary

Computershare Inc. and Computershare Trust Company, N.A. will be the joint depositary for the depositary shares as of the original issue date. We may terminate such appointment and may appoint a successor depositary at any time and from time to time, provided that we will use our best efforts to ensure that there is, at all relevant times when the Series E Preferred Stock is outstanding, a person or entity appointed and serving as such depositary.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of Cede & Co., as a nominee for The Depository Trust Company, New York, New York, or such other name as may be requested by an authorized representative of DTC and deposit the global depositary receipts with the depositary. Ownership of beneficial interests in a global depositary receipt will be limited to institutions who have accounts with DTC (“participants”) or persons who hold interests through such participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and records of participants (with respect to interests of persons other than participants).

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in U.S. depositaries’ names on the books of DTC.

As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances described elsewhere in this section, owners of beneficial interests in global depositary receipts:

•	will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

•	will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts;

•	will not be able to transfer beneficial interests except in accordance with the applicable procedures of DTC; and

•

will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the depositary shares, so long as the depositary shares are represented by global depositary receipts.

Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Series E Preferred Stock represented by the depositary shares to the relevant agent who in turn will make payments to DTC or its nominee, as the case may be, as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor the depositary or our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

If we discontinue the book-entry only form of registration, we will replace the global depositary receipt with definitive depositary receipts.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.

DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of The Bank of New York Mellon Corporation, the depositary, the transfer agent or the registrar will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global security and a successor depositary is not appointed by The Bank of New York Mellon Corporation within 90 days, The Bank of New York Mellon Corporation will issue certificated depositary receipts in exchange for the global depositary receipts. Holders of an interest in a global security may receive certificated shares, at the option of The Bank of New York Mellon Corporation, in accordance with the rules and procedures of DTC in addition to those provided for under the preceding sentence. Beneficial interests in global depositary receipts held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters for the depositary shares. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the depositary shares. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that The Bank of New York Mellon Corporation believes to be reliable, but The Bank of New York Mellon Corporation takes no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the Series E Preferred Stock and the depositary shares representing shares of such Series E Preferred Stock. When we refer to Series E Preferred Stock in this section, we mean both the Series E Preferred Stock and the depositary shares representing shares of such Series E Preferred Stock.

The summary is limited to taxpayers who will hold the Series E Preferred Stock as “capital assets” and who purchase the Series E Preferred Stock in the initial offering at the initial offering price. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that purchases or sells the Series E Preferred Stock as part of a wash sale for tax purposes;

•	a person that owns the Series E Preferred Stock as part of a straddle or a hedging or conversion transaction for tax purposes;

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar;

•	a United State expatriate; or

•	a person liable for alternative minimum tax.

This section is based on the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity treated as a partnership for United States federal income tax purposes holds the Series E Preferred Stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Series E Preferred Stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Series E Preferred Stock.

Beneficial owners of depositary shares representing shares of the Series E Preferred Stock will be treated as owners of the underlying Series E Preferred Stock for U.S. federal income tax purposes. Exchanges of Series E Preferred Stock for depositary shares, and depositary shares for Series E Preferred Stock, will generally not be subject to U.S. federal income tax.

Please consult your own tax advisor concerning the consequences of owning the Series E Preferred Stock in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

United States Holders

This subsection describes the tax consequences of an investment in the Series E Preferred Stock to a United States holder. You are a United States holder if you are a beneficial owner of a share of the Series E Preferred Stock and you are:

•	an individual citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Distributions on the Series E Preferred Stock

Distributions with respect to our Series E Preferred Stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non- taxable return of capital to the extent of your tax basis in our Series E Preferred Stock (and you will reduce your tax basis accordingly) and thereafter as capital gain from the sale or exchange of such Series E Preferred Stock. If you are a corporation, dividends received by you will be eligible for the dividends-received deduction if you meet certain holding period and other applicable requirements. If you are a noncorporate United States holder, dividends paid to you will qualify for taxation at preferential rates applicable to “qualified dividends” if you meet certain holding period and other applicable requirements. United States holders should consult their own tax advisers regarding the availability of the reduced qualified dividend tax rate in light of their particular circumstances.

Sale or Exchange of the Series E Preferred Stock Other than by Redemption

If you sell or otherwise dispose of your Series E Preferred Stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the Series E Preferred Stock. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Redemption of the Series E Preferred Stock

Redemption of your Series E Preferred Stock generally would be a taxable event. You would be treated as if you had sold your Series E Preferred Stock if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of Series E Preferred Stock or other classes of our stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as any such shares actually owned, must be taken into account under certain circumstances.

If we redeem your Series E Preferred Stock in a redemption that meets one of the tests listed above, you generally would recognize taxable gain or loss equal to the amount of cash received by you less your tax basis in the Series E Preferred Stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the Series E Preferred Stock for more than one year. Because the determination as to whether any of the alternative tests listed above is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, you should consult your tax advisor regarding the treatment of a redemption.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the Series E Preferred Stock and thereafter would be treated as capital gain. If a redemption of the Series E Preferred Stock is treated as a distribution that is taxable as a dividend, you should consult with your own tax advisor regarding the allocation of your basis between the redeemed shares and any shares of Series E Preferred Stock that you still hold (or are held by a person related to you).

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend income and its net gains from the disposition of the Series E Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series E Preferred Stock.

United States Alien Holders

This section summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Series E Preferred Stock by a United States alien holder. You are a United States alien holder if you are a beneficial owner of a share of the Series E Preferred Stock and you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the Series E Preferred Stock.

Distributions on the Series E Preferred Stock

Except as described below, if you are a United States alien holder of the Series E Preferred Stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, certain payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to such payor:

•

a valid Internal Revenue Service Form W-8BEN or W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with United States Treasury Department regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to the relevant payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed to United States alien holders on a net income basis at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on disposition of the Series E Preferred Stock

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of the Series E Preferred Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for United States federal income tax purposes and certain other conditions are met.

If you are a United States alien holder described in the first bullet point immediately above you will be subject to tax on the net gain derived from the disposition under regular graduated United States federal income tax rates. If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual United States alien holder described in the second bullet point immediately above you will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by United States source capital losses, even though you are not considered a resident of the United States.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Withholdable payments to foreign financial entities and other foreign entities

A 30% withholding tax may be imposed on certain payments to certain foreign financial institutions, investment funds and other non-U.S. persons if you or any such institution receiving payments on your behalf fails to comply with information reporting requirements (“FATCA withholding”). Such payments will include U.S.- source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. You could be affected by this withholding with respect to your Series E Preferred Stock if you are subject to the information reporting requirements and fail to comply with them or if you hold Series E Preferred Stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). Withholding will not apply to payments of gross proceeds from a sale or other disposition of our Series E Preferred Stock before January 1, 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup withholding and information reporting

In general, if you are a noncorporate United States holder, dividend payments, or other taxable distributions, made on your Series E Preferred Stock, as well as the payment of the proceeds from the sale or redemption of your Series E Preferred Stock that are made within the United States will be subject to information reporting requirements. Additionally, backup withholding will generally apply to such payments if you are a noncorporate United States holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

You generally may obtain a refund of any amounts withheld under the United States backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

If you are a United States alien holder, certain payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of your Series E Preferred Stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or W-8BEN-E, or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•

other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with U.S. Treasury Department regulations, or you otherwise establish an exemption.

Payment of the proceeds from the sale of the Series E Preferred Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of the Series E Preferred Stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in United States Treasury Department regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of the Series E Preferred Stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons,” as defined in U.S. Treasury Department regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

THE PRECEDING DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE SERIES E PREFERRED STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereby. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons and penalties and liabilities under ERISA and the Code for the fiduciary of the Plan, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under other applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition, holding or disposition of the securities offered hereby by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, certain of our affiliates or the underwriters are or become a party in interest or disqualified person may result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the securities offered hereby are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase of the securities offered hereby. These exemptions include, without limitation, PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide limited relief from the prohibited transactions provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of securities offered hereby nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the securities offered hereby should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Any purchaser or holder of the securities offered hereby or any interest therein will be deemed to have represented by its acquisition of the securities offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the securities offered hereby on behalf of or with the assets of any Plan, Plan Asset Entity or Non-ERISA Arrangement or (2) the acquisition and holding of the securities offered hereby will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

UNDERWRITING (CONFLICTS OF INTEREST)

The Bank of New York Mellon Corporation and Goldman, Sachs & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and BNY Mellon Capital Markets, LLC, as the representatives of the underwriters, have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the depositary shares being offered. Subject to the terms and conditions of the underwriting agreement between us and the representatives on behalf of the several underwriters, we have agreed to issue and sell, and the underwriters through their representatives have severally, but not jointly, agreed to purchase from us, the respective number of the depositary shares set forth opposite the name of each underwriter below.

Underwriter	Number of Depositary Shares
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
BNY Mellon Capital Markets, LLC
Total

Subject to the conditions precedent specified in the underwriting agreement, the underwriters are obligated to take and pay for all of the depositary shares offered if any depositary shares are taken. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of the depositary shares may be terminated.

The following table shows the per-share and total underwriting discounts and commissions to be paid to the underwriters by us.

Paid by The Bank of New York Mellon Corporation

Per depositary share	$
Total.	$

Underwriting discounts and commissions and offering expenses

The depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount of up to $         per depositary share from the initial public offering price. Any such securities dealers may resell shares to certain other brokers or dealers at a discount of up to $         per depositary share from the public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the depositary shares by the underwriters is subject to receipt and acceptance of the depositary shares from us. The underwriters may reject any order in whole or in part.

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses. We estimate that we will pay approximately $         for expenses, excluding underwriting discounts and commissions.

No Listing

The Series E Preferred Stock and the depositary shares have no established trading market. Neither shares of the Series E Preferred Stock nor the depositary shares will be listed on any securities exchange or automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the depositary shares, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the depositary shares and may discontinue any market making at any time at their sole discretion. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. Accordingly, we cannot make any assurance as to the liquidity of, or trading markets for, the depositary shares.

No sale of similar securities

We have agreed for a period of 30 days from the date of this prospectus supplement, that we will not, subject to certain exceptions, without the prior written consent of the representatives of the underwriters, directly or indirectly offer, sell, contract to sell, pledge, sell or grant any option, right or warrant to purchase, make any short sale or otherwise dispose of any of our securities that in the judgment of the representatives are substantially similar to the depositary shares or any securities convertible into or exchangeable for any such securities.

Indemnification and contribution

We have agreed to indemnify the several underwriters, their respective controlling persons and any affiliate of any such underwriter that is acting as a selling agent of such underwriter in connection with the distribution of the depositary shares against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters (and their respective affiliates and controlling persons) may be required to make in respect of those liabilities.

Price stabilization and short positions and penalty bids

In connection with the offering, the underwriters may purchase and sell shares of our depositary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the depositary shares made by the underwriters in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our depositary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our depositary shares. As a result, the price of our depositary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

Conflicts of interest

BNY Mellon Capital Markets, LLC, a joint book-running manager of this offering, is an affiliate of ours. Accordingly, the offering of the depositary shares will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory

Authority, Inc. Client accounts over which BNY Mellon Capital Markets, LLC or any affiliate have investment discretion are not permitted to purchase the depositary shares, either directly or indirectly, without the specific written approval of the accountholder.

Affiliations with underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us in the ordinary course of business, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our affiliates, including BNY Mellon Capital Markets, LLC, may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of our depositary shares in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Selling restrictions

The underwriters intend to offer the depositary shares for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the depositary shares for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer to the public of any depositary shares which are the subject of the offering contemplated by this prospectus supplement (the “Securities”) may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Securities may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are qualified investors as defined in the Prospectus Directive;

(b) to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in each Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This selling restriction for the European Economic Area is in addition to any other selling restrictions set out in this prospectus supplement.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Hong Kong

The depositary shares have not been and will not be offered or sold, in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the depositary shares has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depositary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the depositary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the depositary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the depositary shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

VALIDITY OF THE SECURITIES

The validity of the Series E Preferred Stock and the depositary shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Kathleen B. McCabe, Esq., Chief Securities Counsel of The Bank of New York Mellon Corporation, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Sullivan & Cromwell LLP, New York, New York, advised us concerning certain matters relating to the offering. As of the date of this prospectus supplement, Ms. McCabe owns less than 1% of The Bank of New York Mellon Corporation’s securities.

EXPERTS

The consolidated balance sheets of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

The Bank of New York Mellon Corporation

Senior Debt Securities

Senior Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Warrants

BNY Capital VI	BNY Capital VII
BNY Capital VIII	BNY Capital IX
BNY Capital X

Trust Preferred Securities

(Fully and unconditionally guaranteed on a subordinated basis,

as described herein, by The Bank of New York Mellon Corporation)

The Bank of New York Mellon Corporation, a Delaware corporation (also referred to as “BNY Mellon,” the “Company” or “we”), or BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX or BNY Capital X (each, a “BNY Trust and, together, the “BNY Trusts”) in the case of the Trust Preferred Securities, may offer and sell from time to time, in one or more series, the securities listed above. Any selling shareholder named in a prospectus supplement may offer and sell from time to time shares of the common stock, par value $0.01 per share (the “Common Stock”), of the Company that it acquires or acquired in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company will not receive any proceeds from the sale of shares by a selling shareholder. See “Plan of Distribution (Conflicts of Interest)” for a further description of the manner in which we and/or any selling shareholder may dispose of the securities covered by this prospectus.

The Common Stock of the Company is listed on the New York Stock Exchange under the symbol “BK.” Unless otherwise indicated in the applicable prospectus supplement, the other securities offered hereby will not be listed on a national securities exchange.

This prospectus contains a general description of the securities which may be offered. The specific terms of the securities will be contained in one or more supplements to this prospectus. The supplement may also add to, update or change information contained in this prospectus. The prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before making an investment decision.

To read about certain important factors you should consider in making an investment decision, see “Risk Factors” on page 5 of this prospectus.

THE SECURITIES WILL BE EQUITY SECURITIES IN OR UNSECURED OBLIGATIONS OF THE COMPANY OR A BNY TRUST AND WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE NOTES ARE NOT BANK DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities. In addition, the Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is June 25, 2013.

WE ARE RESPONSIBLE FOR THE INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AND IN ANY FREE WRITING PROSPECTUS THAT WE PREPARE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY OTHER INFORMATION, AND WE TAKE NO RESPONSIBILITY FOR ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND ANY SUCH FREE WRITING PROSPECTUS MAY BE USED ONLY FOR THE PURPOSES FOR WHICH THEY HAVE BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS OR THE DATE OF THE RELEVANT INCORPORATED DOCUMENT, AS APPLICABLE. THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS PROSPECTS OF THE COMPANY MAY HAVE CHANGED SINCE THOSE DATES. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus and any accompanying prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on The Bank of New York Mellon Corporation (“BNY Mellon” or the “Company”). The Company has its principal offices at One Wall Street, New York, New York 10286 (telephone: 212-495-1784). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

The Company and BNY Capital VI, BNY Capital VII, BNY Capital VIII, BNY Capital IX and BNY Capital X (each a “BNY Trust” and, together, the “BNY Trusts”), all statutory trusts formed under the laws of the State of Delaware, have filed a registration statement with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration procedure. Under this procedure the Company and the BNY Trusts, may offer and sell from time to time, in one or more series, any one or a combination of the following securities:

•	unsecured Debt Securities of the Company,

•	shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”),

•	depositary shares representing Preferred Stock,

•	shares of Common Stock, $0.01 par value per share, of the Company,

•	Trust Preferred Securities of a BNY Trust,

•	Guarantees of the Company relating to the Trust Preferred Securities,

•	Stock Purchase Contracts of the Company,

•	Stock Purchase Units of the Company, and

•	Warrants of the Company.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units, including the euro. Amounts payable with respect to any such securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement or may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The prospectus supplement may also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

The Company or a BNY Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company or a BNY Trust directly or through dealers or agents designated from time to time, who may be affiliates of the Company and the BNY Trusts. If the Company or a BNY Trust, directly or through agents, solicits offers to purchase the securities, the Company or such BNY Trust reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

For the securities being sold, the prospectus supplement will also include the names of the underwriters, dealers or agents, if any, their compensation, the terms of offering, and the net proceeds to the Company and each BNY Trust.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Additionally, shares of Common Stock may be offered and sold from time to time by any selling shareholder named in a prospectus supplement who has acquired, or will acquire, Common Stock from the Company in transactions that were not, or will not be, registered under the Securities Act, as described under “Plan of Distribution (Conflicts of Interest).” Specific information with respect to any offer and sale by any selling shareholder will be set forth in the prospectus supplement relating to that transaction.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with the Financial Industry Regulatory Authority, Inc., which we refer to as FINRA, and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. As such, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or are in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under Rule 5121 to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

The Company and the BNY Trusts have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013, and Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2012, filed on May 9, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 9, 2013;

•	Our Current Reports on Form 8-K, filed on February 12, 2013, March 6, 2013, March 14, 2013, April 9, 2013, April 10, 2013, May 14, 2013, and May 16, 2013;

•	Our definitive Proxy Statement on Schedule 14A, filed on March 8, 2013;

•

The description of The Bank of New York Mellon Corporation common stock contained in the joint proxy statement prospectus included in the Registration Statement of The Bank of New York Mellon Corporation on Form S-4 (File No. 333-140863) as filed with the SEC on February 23, 2007, and amended by Amendment No. 1 on April 2, 2007 and Amendment No. 2 on April 17, 2007, as that description may be updated from time to time;

•

Any documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering of the securities; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of the Company (Files Nos. 333-167832 and 333-144261) or its predecessors, The Bank of New York Company, Inc. (File Nos. 33-61957, 333-70187, 333-62516, 333-89586, 333-103003 and 333-134738) and Mellon Financial Corporation (File Nos. 333-33248-01, 333-107400 and 333-135919-04), and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by the Company or its predecessors in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may request a free copy of any or all of these filings by writing, emailing or telephoning us at the following address:

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

Attention: Office of the Secretary

Email: corpsecretary@bnymellon.com

Telephone: (212) 635-1787

No separate financial statements of any BNY Trust are included in this prospectus. The Company and the BNY Trusts do not consider that such financial statements would be material to holders of the Trust Preferred Securities because each BNY Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding Junior Subordinated Debt Securities of the Company and issuing the Trust Securities. Furthermore, taken together, the Company’s obligations under each series of corresponding Junior Subordinated Debt Securities, the junior subordinated indenture pursuant to which the corresponding Junior Subordinated Debt Securities will be issued, the related Trust Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the related Trust Preferred Securities of a BNY Trust. In addition, the Company does not expect that the BNY Trusts will be filing reports under the Exchange Act with the SEC.

THE COMPANY

The Bank of New York Mellon Corporation, a Delaware corporation (NYSE symbol: BK) is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 36 countries and more than 100 markets. As of March 31, 2013, BNY Mellon had $26.3 trillion in assets under custody and/or administration, and $1.4 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. “BNY Mellon” is the corporate brand of The Bank of New York Mellon Corporation.

The Company is a bank holding company and a financial holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended. As such, we and our subsidiaries are subject to the supervision, examination and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve.

Our principal executive office is located at One Wall Street, New York, New York 10286, telephone number: (212) 495-1784. Our website is http://www.bnymellon.com.

When we refer to “we”, “our” or “us” in this prospectus we mean BNY Mellon and its consolidated subsidiaries.

THE BNY TRUSTS

Each BNY Trust is a statutory trust created under Delaware law pursuant to:

•	a trust agreement executed by The Bank of New York, as Depositor of the BNY Trust, and the Delaware Trustee of such BNY Trust, and

•	a certificate of trust filed with the Delaware Secretary of State.

Each trust agreement was assumed by the Company by operation of law upon the merger on July 1, 2007 of The Bank of New York Company, Inc. and Mellon Financial Corporation. Each such trust agreement will be amended and restated in its entirety, as applicable (each, as so amended and restated, a “Trust Agreement”), substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part prior to the issuance of securities by the trust. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The principal executive office of each BNY Trust is One Wall Street, New York, New York 10286, and its telephone number is (212) 495-1784.

Each BNY Trust may offer to the public, from time to time, preferred securities (the “Trust Preferred Securities”) representing preferred beneficial interests in the applicable BNY Trust. In addition to Trust Preferred Securities offered to the public, each BNY Trust will sell to the Company common securities representing common ownership interests in such BNY Trust (the “Trust Common Securities”). All of the Trust Common Securities of each BNY Trust will be owned by the Company. The Trust Common Securities and the Trust Preferred Securities together are also referred to as the “Trust Securities.”

The prospectus supplement relating to any Trust Preferred Securities will describe the terms of such securities and of any securities issued to, or agreements entered into with, the BNY Trust issuing the Trust Preferred Securities.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus, you should carefully consider the risk factors contained in Part I, Item 1A under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in our 2012 Annual Report to Shareholders under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors,” which are incorporated herein by reference (and similar terms in any of our annual or quarterly reports for a subsequent fiscal year or fiscal quarter or current reports that we file with the SEC and that are so incorporated). See “Where You Can Find More Information” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference into this document, contains statements relating to future results of BNY Mellon that are considered “forward-looking statements.”

These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things: all statements about the future results of BNY Mellon, projected business growth, statements with respect to the expected outcome and impact of legal, regulatory and investigatory proceedings, and BNY Mellon’s plans, objectives and strategies.

These forward-looking statements, and other forward-looking statements contained in other public disclosures of BNY Mellon (including those incorporated in this prospectus) are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, such as: government regulation and supervision, and associated limitations on our ability to pay dividends or make other capital distributions; recent legislative and regulatory actions; adverse publicity, regulatory actions or litigation with respect to us, other well-known companies and the financial services industry generally; continued litigation and regulatory investigations and proceedings involving our foreign exchange standing instruction program; failure to satisfy regulatory standards; operational risk; failure or circumvention of our controls and procedures; disruption or breaches in security of our information systems that results in a loss of confidential client information or impacts our ability to provide services to our clients; failure to update our technology; change or uncertainty in monetary, tax and other governmental policies; intense competition in all aspects of our business; the risks relating to new lines of business or new products and services, and the failure to grow our existing businesses; failure to attract and retain employees; political, economic, legal, operational and other risks inherent in operating globally; acts of terrorism, natural disasters, pandemics and global conflicts; failure to successfully integrate strategic acquisitions; the ongoing Eurozone crisis, the failure or instability of any of our significant counterparties in Europe, or a breakup of the European Monetary Union, continuing uncertainty in financial markets and weakness in the economy; low or volatile interest rates; continued market volatility; further writedowns of financial instruments that we own and other losses related to volatile and illiquid market conditions; dependence on our fee-based business for a substantial majority of our revenue; declines in capital markets on our fee-based businesses; the impact of a stable exchange-rate environment and declines in cross-border activity on our foreign exchange revenue; material reductions in our credit ratings or the credit ratings of certain of our subsidiaries; the failure or instability of any of our significant counterparties, and our assumption of credit and counterparty risk; credit, regulatory and reputation risks from our tri-party repo agent services; the impact of not effectively managing our liquidity; inadequate reserves for credit losses, including loan reserves; tax law changes or challenges to our tax positions; changes in accounting standards; risks associated with being a holding company including our dependence on dividends from our subsidiary banks; the impact of provisions of Delaware law and the Federal Reserve on our ability to pay dividends and anti-takeover provisions in our certificate of incorporation and bylaws.

All forward-looking statements speak only as of the date on which such statements are made, and BNY Mellon undertakes no obligation to update any statement to reflect events or circumstances after the date on which such forward-looking statement is made or to reflect the occurrence of unanticipated events.

We caution you not to place undue reliance on these forward-looking statements.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For the periods shown below, the following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of BNY Mellon. For purposes of computing the foregoing ratios, earnings represent income (loss) from continuing operations before extraordinary item and income taxes applicable to the shareholders of The Bank of New York Mellon Corporation. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

	Three Months Ended March 31		Year Ended December 31
	2013	2012	2012	2011	2010	2009		2008
Earnings to Fixed Charges Ratios
Excluding interest on deposits	9.44	7.66	7.66	8.43	8.00	(3.17	)(a)	2.88
Including interest on deposits	7.40	6.02	6.05	5.94	6.59	(2.15	)(a)	1.69

Earnings to Fixed Charges and Preferred Stock Dividends Ratios
Excluding interest on deposits	8.29	7.66	7.39	8.43	8.00	(2.07	)(a)	2.79
Including interest on deposits	6.69	6.02	5.89	5.94	6.59	(1.53	)(a)	1.67

(a)	Earnings were insufficient to cover fixed charges by $2,209 million and fixed charges and preferred stock dividends by $2,492 million.

USE OF PROCEEDS

Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including refinancing of existing debt, investments in, or extensions of credit to, our bank subsidiaries and, to a lesser extent, other existing or future subsidiaries. Pending such use, the net proceeds may be temporarily invested in short-term obligations. The precise amounts and timing of the application of proceeds used for general corporate purposes will depend upon funding requirements of the Company and its subsidiaries and the availability of other funds. The Company expects, on a recurring basis, to engage in additional financing of a character and amount to be determined as the need arises.

Except as may be set forth in a prospectus supplement, each BNY Trust will invest all proceeds received from any sale of its Trust Securities in corresponding Junior Subordinated Debt Securities to be issued by the Company in connection with any issuance of Trust Securities. Except as may be set forth in a prospectus supplement, the Company will use the net proceeds from the sale of the corresponding Junior Subordinated Debt Securities to each BNY Trust for the purposes described above.

The Company will not receive any proceeds from the sale of any shares of Common Stock by any selling shareholder.

The Company will not receive any proceeds from the sale of any securities in connection with market-making transactions by BNY Mellon Capital Markets, LLC or any other affiliate of the Company.

DESCRIPTION OF SENIOR DEBT SECURITIES AND

SENIOR SUBORDINATED DEBT SECURITIES

Summary

The following description of the terms of the Senior Debt Securities and the Senior Subordinated Debt Securities to be issued by the Company (sometimes referred to as the “Debt Securities” in this “Description of Senior Debt Securities and Senior Subordinated Debt Securities” only) sets forth certain general terms and provisions. The particular terms of any series of Debt Securities will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Debt Securities:

•	the title of the series of Debt Securities;

•	whether the series of Debt Securities are Senior Debt Securities or Senior Subordinated Debt Securities;

•	any limit on the aggregate principal amount of the series of Debt Securities;

•	the price (expressed as a percentage of the aggregate principal amount thereof) at which the series of the Debt Securities will be issued;

•

the Person to whom any interest on a Debt Security of the series will be payable, if other than the Person in whose name that Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

•	the date or dates on which the principal of the series of Debt Securities will be payable;

•	the rate or rates per annum at which the series of Debt Securities will bear interest, if any (or the formula pursuant to which such rate or rates will be determined);

•

if Debt Securities are sold bearing no interest or below market interest, known as original issue discount securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the date or dates from which any such interest will accrue and the dates on which such payment of any such interest will be payable and the Regular Record Dates for such interest payment dates;

•	the place or places where the principal of (and premium, if any) and interest on the series of Debt Securities will be payable;

•

the period or periods within which, the price or prices at which, and the terms and conditions upon which, Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

•

the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the series of Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency or currencies in which payment of principal and premium, if any, and interest on the series of Debt Securities will be payable, if other than U.S. dollars;

•

if the principal of (and premium, if any) or interest, if any, on Debt Securities of the series is to be payable, at the election of the Company or a holder thereof, in a currency or currencies other than that in which such series of Debt Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any) or interest, if any, on such Debt Securities as to which such election is made will be payable, and the period or periods within which, and the terms and conditions upon which, such election may be made;

•	the index, formula or other method, if any, with reference to which the amount of any payment of principal of (and premium, if any) or interest on the series of Debt Securities will be determined;

•

whether, and the terms and conditions relating to when, the Company may satisfy all or a part of its obligations with regard to payment upon maturity or any redemption or required repurchase or in connection with any exchange provisions by delivering to the holders of the Debt Securities, other securities, which may or may not be issued by or be obligations of the Company, or a combination of cash, other securities and/or property (“Maturity Consideration”);

•	the portion of the principal amount of the series of Debt Securities that will be payable upon declaration of acceleration of the maturity thereof, if other than the principal amount thereof;

•

the terms, if any, upon which the Debt Securities of the series are convertible into Common Stock or other securities of the Company and the terms and conditions upon which any conversion may be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this Prospectus;

•	any additional Events of Default or, in the case of Senior Subordinated Debt Securities, Defaults, solely with respect to the series of Debt Securities;

•	whether either or both of the provisions of the Applicable Indenture (as defined below) described under “—Legal Defeasance and Covenant Defeasance” will be applicable to the series of Debt Securities;

•

if Debt Securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•

if the series of Debt Securities are Senior Subordinated Debt Securities, whether the subordination provisions summarized below or other subordination provisions will be applicable to such Senior Subordinated Debt Securities;

•	any additional restrictive covenants included for the benefit of the series of Debt Securities; and

•	any additional material terms of the series of Debt Securities not inconsistent with the provisions of the Applicable Indenture.

Unless otherwise stated in a prospectus supplement, each series of Debt Securities will be represented by fully registered global certificates issued as global Debt Securities to be deposited with a depositary with respect to that series, instead of paper certificates issued to each individual owner. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on any series of Debt Securities and other payments will be payable are discussed in more detail under the heading “Book-Entry Issuance.”

The Senior Debt Securities may be issued in one or more series under the Senior Indenture, dated as of July 18, 1991, between BNY Mellon (successor to The Bank of New York Company, Inc.) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, as supplemented by the Supplemental Indenture dated as of June 29, 2007, as further supplemented from time to time (the “Senior Indenture”). The Senior Subordinated Debt Securities may be issued in one or more series under an Indenture, dated as of October 1, 1993, between BNY Mellon (successor to The Bank of New York Company, Inc.) and Manufacturers and Traders Trust Company (successor to J.P. Morgan Trust Company, National Association, as successor by merger to Chase Manhattan Trust Company, National Association), as Trustee, as supplemented by the Supplemental Indenture dated as of June 29, 2007, as further supplemented from time to time (the “Senior Subordinated Indenture”).

The Senior Indenture and the Senior Subordinated Indenture are sometimes referred to collectively as the “Indentures.” The Indentures are qualified under the Trust Indenture Act. Each series of Debt Securities will be established under the applicable Indenture pursuant to a supplemental indenture, resolution of the Company’s Board of Directors or a committee thereof or officers’ certificate. The Trustee on the applicable Indenture is referred to as the “Trustee.”

The Indentures do not limit the aggregate principal amount of the Debt Securities or of any particular series of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued from time to time in series. In addition, a series of Debt Securities may be reopened in order to issue additional Debt Securities of that series in the future without the consent of the holders of Debt Securities of that series.

The following summaries of certain provisions of the Senior Debt Securities, the Senior Subordinated Debt Securities and the Indentures are not complete. For a complete description of these Debt Securities you should read the Indenture applicable to a particular series of Debt Securities (the “Applicable Indenture”), including the definitions therein of certain terms. Each Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Debt Securities Issued by the Company under the Senior Indenture or the Senior Subordinated Indenture

Wherever we refer to particular sections, articles or defined terms of the Applicable Indenture we are incorporating those sections, articles or defined terms into this prospectus by reference. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Applicable Indenture.

General

The Senior Debt Securities issued by the Company will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. As of March 31, 2013, indebtedness of the Company that would have ranked equally with the Senior Debt Securities totaled approximately $15.9 billion. As of March 31, 2013, no indebtedness of the Company would have ranked senior to the Senior Debt Securities. The Senior Subordinated Debt Securities issued by the Company will be unsecured subordinated obligations of the Company.

Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Debt Securities, to a share of the assets of any subsidiary upon the liquidation or recapitalization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors (including, in the case of bank subsidiaries, their depositors), except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Accordingly, the Debt Securities will be effectively subordinated to all existing and future liabilities of the Company’s subsidiaries, and holders of Debt Securities should look only to the assets of the Company for payments on the Debt Securities.

Unless otherwise provided in a prospectus supplement:

•

principal of (and premium, if any) or Maturity Consideration and interest on the Debt Securities issued by the Company will be payable, and the Debt Securities will be exchangeable and transfers thereof will be registerable, at the office or agency of The Bank of New York Mellon in the Borough of Manhattan, The City of New York, except that, at the option of the Company, interest may be paid by mailing a check to the address of the Person entitled thereto as it appears in the Security Register (Sections 202, 305 and 1002); and

•	the Debt Securities will be issued only in registered form without coupons and in denominations of $1,000 and integral multiples thereof (Section 302).

No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

Debt Securities may be issued as Original Issue Discount Debt Securities to be sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. Debt Securities may be issued with original issue discount if they are sold at a substantial discount below their principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto. (Section 101).

If any index or formula is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities are to be payable at the election of the Company or a holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

The Indentures do not contain any provisions that would provide protection to holders of the Debt Securities against a sudden and dramatic decline in credit quality of the Company resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control.

The Indentures allow us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company, provided that certain conditions are satisfied. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations. See “—Consolidation, Merger and Sale of Assets” for a more detailed discussion.

The Indentures provide that holders of a majority of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities, every holder in the series must consent. See “—Modification of the Indentures” for a more detailed discussion.

Subordination of Senior Subordinated Debt Securities

The payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Senior Subordinated Indenture). In certain events of insolvency, the payment of the principal of (and premium, if any) and interest on the Senior Subordinated Debt Securities will, to the extent set forth in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all Other Financial Obligations (as defined below). Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment in respect of the principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities. If, upon any such payment or distribution of assets to creditors, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, there remain any amounts of cash, property or securities available for payment or distribution in respect of Senior Subordinated Debt Securities (as defined in the Senior Subordinated Indenture, “Excess Proceeds”) and if, at such time, any Entitled Persons (as defined below) in respect of Other Financial Obligations have not received payment in full of all amounts due or to become due on or in respect of such Other Financial Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such Other Financial Obligations before any payment or distribution may be made in respect of the Senior Subordinated Debt Securities. In the event of the acceleration of the maturity of any Senior Subordinated Debt Securities, the holders of all Senior

Indebtedness will first be entitled to receive payment in full of all amounts due thereon before the holders of the Senior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities. No payments on account of principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities or on account of the purchase or acquisition of Senior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or if any judicial proceeding shall be pending with respect to any such default. (Article Thirteen of the Senior Subordinated Indenture).

By reason of such subordination in favor of the holders of Senior Indebtedness, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Senior Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Senior Subordinated Debt Securities. By reason of the obligation of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations, in the event of insolvency, holders of Senior Subordinated Debt Securities may recover less, ratably, than Entitled Persons in respect of Other Financial Obligations.

Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, Senior Indebtedness is defined in the Senior Subordinated Indenture as the principal of (and premium, if any) and interest on (a) all of the Company’s indebtedness for money borrowed, whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred, except (i) such indebtedness as is by its terms expressly stated to be junior in right of payment to the Senior Subordinated Debt Securities and (ii) such indebtedness as is by its terms expressly stated to rank equally with the Senior Subordinated Debt Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness. (Section 101 of the Senior Subordinated Indenture). The term “indebtedness for money borrowed” when used with respect to the Company is defined to mean any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets. (Section 101 of the Senior Subordinated Indenture).

Unless otherwise specified in the prospectus supplement, the term “Other Financial Obligations” means all obligations of the Company to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts,

•

derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and

•

in the case of both items above, similar financial instruments, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of indebtedness for money borrowed ranking on parity with or subordinate to the Senior Subordinated Debt Securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of Senior Subordinated Debt Securities offered thereby, the term “Entitled Persons” means any person who is entitled to payment pursuant to the terms of Other Financial Obligations. (Section 101 of the Senior Subordinated Indenture).

The Company’s obligations under the Senior Subordinated Debt Securities shall rank equally in right of payment with each other, subject to the obligations of the holders of Senior Subordinated Debt Securities to pay over any Excess Proceeds to Entitled Persons in respect of Other Financial Obligations as provided in the Senior Subordinated Indenture.

As of March 31, 2013, indebtedness of the Company that would have been senior to the Senior Subordinated Debt Securities totaled approximately $15.9 billion.

A Senior Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include indebtedness that is senior to the Senior Subordinated Debt Securities but subordinate to other obligations of the Company, including obligations of the Company in respect of Other Financial Obligations. When issued, the Senior Debt Securities will constitute Senior Indebtedness. Junior Subordinated Debt Securities issued by the Company pursuant to the junior subordinated indenture will be subordinate in right of payment to the Senior Subordinated Debt Securities.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Senior Subordinated Debt Securities of a particular series.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, the Debt Securities of any series may be convertible or exchangeable into Common Stock or into other securities of the Company. The specific terms on which Debt Securities of any series may be so converted or exchanged will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Company, in which case the number or principal amount of such other securities to be received by the holders of Debt Securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Special Terms Relating to Convertible Debt Securities

The following provisions will apply to Debt Securities that will be convertible into Common Stock unless otherwise provided in the prospectus supplement relating to the specific issue of Debt Securities.

The holder of any convertible Debt Securities not previously redeemed will have the right, exercisable at any time during the time period specified in the applicable prospectus supplement to convert convertible Debt Securities into shares of Common Stock as specified in the applicable prospectus supplement, at the conversion rate per principal amount of convertible Debt Securities set forth in the applicable prospectus supplement. In the case of convertible Debt Securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the applicable prospectus supplement, except that, in the case of redemption at the option of the holder, if applicable, the conversion right will terminate upon receipt of written notice of the exercise of the option.

For each series of convertible Debt Securities, the conversion price or rate will be subject to adjustment as contemplated in the Applicable Indenture. Unless otherwise provided in the applicable prospectus supplement, these adjustments may occur as a result of:

•	the issuance of shares of Common Stock as a dividend;

•	subdivisions and combinations of Common Stock;

•

the issuance to all holders of Common Stock of rights or warrants entitling holders to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share; and

•	the distribution to all holders of Common Stock of:

•	shares of the Company’s capital stock other than Common Stock;

•	evidences of indebtedness of the Company or assets other than cash dividends paid from retained earnings and dividends payable in Common Stock referred to above; or

•	subscription rights or warrants other than those referred to above.

In any case, no adjustment of the conversion price or rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company will not issue any fractional shares of Common Stock upon conversion, but, instead, the Company will pay a cash adjustment. If indicated in the applicable prospectus supplement, convertible Debt Securities convertible into Common Stock which are surrendered for conversion between the record date for an interest payment, if any, and the interest payment date, other than convertible Debt Securities called for redemption on a redemption date during that period, must be accompanied by payment of an amount equal to interest which the registered holder is entitled to receive.

The Company will determine the adjustment provisions for convertible Debt Securities at the time of issuance of each series of convertible Debt Securities. These adjustment provisions will be described in the applicable prospectus supplement.

Except as set forth in the applicable prospectus supplement, any convertible Debt Securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of the convertible Debt Securities by one or more investment banking firms or other purchasers who may agree with the Company to purchase convertible Debt Securities and convert them into Common Stock.

Legal Defeasance and Covenant Defeasance

If the Debt Securities of a series may be subject to legal defeasance or covenant defeasance or either type of defeasance under the Applicable Indenture, the prospectus supplement relating to that series will so indicate.

If applicable to the Debt Securities of a series, “legal defeasance” means that the Company elects to defease and be discharged from any and all obligations with respect to such Debt Securities (including, in the case of Senior Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities”), except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust.

If applicable to the Debt Securities of a series, “covenant defeasance” means that the Company elects to be released from its obligations with respect to such Debt Securities under Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture (and any other sections applicable to such Debt Securities that are specified pursuant to the Applicable Indenture to be subject to covenant defeasance) and the consequences of the occurrence of an event of default specified in, in the case of Senior Debt Securities, Section 501(4) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(C) of the Senior Subordinated Indenture (with respect to Section 1005 and Section 1006 of the Senior Indenture and Section 1005 of the Senior Subordinated Indenture and any other sections applicable to such Debt Securities that are specified pursuant to the Applicable Indenture to be subject to covenant defeasance), or, in the case of Senior Debt Securities, Section 501(5) of the Senior Indenture, and in the case of Senior Subordinated Debt Securities, Section 503(D) of the Senior Subordinated Indenture (with respect to Section 1005 of the Indentures containing the covenant to pay taxes and other claims, Section 1006 of the Senior Indenture containing the restrictions described under “—Limitation on Disposition of Stock of the Bank”) and Sections 501(4) and 501(5) of the Senior Indenture and Sections 503(C) and 503(D) of the Senior Subordinated Indenture containing the provisions described under “—Defaults” relating to covenant defaults and cross-defaults, respectively, and, in the case of Subordinated Debt Securities, the provisions described under “—Subordination of Senior Subordinated Debt Securities.”

Legal defeasance or covenant defeasance, as applicable, will only occur upon the deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Trustee, through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, without reinvestment, to pay (a) the principal of (and premium, if any) and interest on such Debt Securities to maturity or redemption, as the case may be, and (b) any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in the Applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or upon a change in applicable Federal income tax law, in any such case after the date of the Applicable Indenture.

Under current Federal income tax law, legal defeasance would likely be treated as a taxable exchange of such Debt Securities for interests in the defeasance trust. As a consequence a holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for such Debt Securities and the value of the holder’s proportionate interest in the defeasance trust, and thereafter would be required to include in income a proportionate share of the income, gain and loss of the defeasance trust. Under current Federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities. Purchasers of such Debt Securities should consult their own advisors with respect to the tax consequences to them of such legal defeasance and covenant defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

The Company may exercise its legal defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted in the description of covenant defeasance. (Article 13 of the Senior Indenture and Article 14 of the Senior Subordinated Indenture). However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and U.S. Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

A prospectus supplement may further describe the provisions, if any, applicable to legal defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

Limitation on Disposition of Stock of the Bank

The Senior Indenture contains a covenant by the Company that, so long as any of the Senior Debt Securities are outstanding, but subject to the rights of the Company in connection with its consolidation with or merger into another Person or a sale of the Company’s assets, neither the Company nor any Intermediate Subsidiary will sell, assign, transfer, grant a security interest in or otherwise dispose of any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of The Bank of New York Mellon (the “Bank”) (except to the Company or an Intermediate Subsidiary) nor will the Company or any Intermediate Subsidiary permit the Bank to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank, unless (a) any such sale, assignment, transfer, grant of a security interest or other disposition is made for fair market value, as determined by the Board of Directors of the Company or any Intermediate Subsidiary, as the case may be, and evidenced by a duly adopted resolution thereof and (b) the Company and any one or more Intermediate Subsidiaries will collectively own at least 80% of the issued and outstanding Voting Stock of the Bank (or any successor to the Bank) free and clear of any security interest after giving effect to such transaction. The foregoing, however, will not preclude the Bank from being consolidated with or merged into another banking corporation organized under the laws of the United States, any State thereof or the District of Columbia, if after such merger or consolidation the Company (or any successor thereto in a permissible merger) and any one or more Intermediate Subsidiaries own at least 80% of the Voting Stock of the resulting bank and immediately after giving effect thereto no Event of Default and no event which would become an Event of Default shall have occurred and be continuing. The Company further covenants that it will not permit any Intermediate Subsidiary that owns any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Bank to cease to be an Intermediate Subsidiary. “Intermediate Subsidiary” means a subsidiary (i) that is organized under the laws of the United States, any State thereof or the District of Columbia and (ii) of which all the shares of each class of capital stock issued and outstanding, and all securities convertible into, and options, warrants and rights to subscribe for or purchase shares of, such capital stock, are owned directly by the Company, free and clear of any security interest. (Section 1006 of the Senior Indenture). “Voting Stock” means stock of the class or classes having a general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency). (Section 101 of the Senior Indenture).

Defaults

The Senior Indenture

The Senior Indenture defines an Event of Default with respect to any series of Senior Debt Securities as any one of the following events:

•	default for 30 days in payment of interest on any Senior Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Indenture or any Senior Debt Security of that series (other than a covenant or warranty included in the Senior Indenture solely for the benefit of another series of Senior Debt Securities) and continuance of such default or breach for 60 days after due notice;

•

(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable period of grace with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money, in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings;

•	certain events of bankruptcy, insolvency or reorganization of the Company or the Bank; and

•	any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to any series of Senior Debt Securities, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Debt Securities of that series are Original Issue Discount Senior Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, upon certain conditions such declaration may be annulled, and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Debt Securities of that series and certain other specified defaults) may be waived, by the holders of a majority in principal amount of the outstanding Senior Debt Securities of that series on behalf of the holders of all Senior Debt Securities of that series. (Sections 502 and 513).

The Senior Subordinated Indenture

The Senior Subordinated Indenture defines an Event of Default with respect to any series of Senior Subordinated Debt Securities as being certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided with respect to Senior Subordinated Debt Securities of that series. (Section 501).

If an Event of Default occurs with respect to any series of Senior Subordinated Debt Securities, the Trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount (or, if the Senior Subordinated Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of the series immediately payable (provided that no such declaration is required upon certain events of bankruptcy). However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of (or premium, if any) or interest on the Senior Subordinated Debt Securities of that series and certain other specified defaults) may be waived by the holders of a majority in principal amount of the outstanding Senior Subordinated Debt Securities of that series on behalf of the holders of all Senior Subordinated Debt Securities of that series. (Sections 502 and 513).

The Senior Subordinated Indenture defines a Default with respect to Senior Subordinated Debt Securities of any series as any one of the following events:

•	an Event of Default with respect to that series;

•	default for 30 days in payment of interest on any Senior Subordinated Debt Security of that series;

•	default in payment of principal of (or premium, if any, on) any Senior Subordinated Debt Security of that series at Maturity;

•	default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Subordinated Debt Security of that series;

•

default in the performance, or breach, of any covenant or warranty of the Company in the Senior Subordinated Indenture or any Senior Subordinated Debt Security of that series (other than a covenant or warranty included in the Senior Subordinated Indenture solely for the benefit of another series of Senior Subordinated Debt Securities) and continuance of such default or breach for 60 days after due notice;

•

(i) failure by the Company or the Bank to pay indebtedness for money borrowed (including Subordinated Debt Securities of other series) in an aggregate principal amount exceeding $25,000,000 at the later of final maturity or upon the expiration of any applicable grace period with respect to such principal amount or (ii) acceleration of the maturity of any indebtedness of the Company or the Bank for borrowed money in excess of $25,000,000, if such failure to pay or acceleration results from a default under the instrument giving rise to, or securing, such indebtedness and is not annulled within 30 days after due notice, unless such default is contested in good faith by appropriate proceedings; and

•	any other Default provided with respect to Senior Subordinated Debt Securities of that series.

In case a Default shall occur and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders by appropriate judicial proceedings as the Trustee deems most effectual.

The Indentures

The Indentures provide that, within 90 days after the occurrence of a default with respect to Debt Securities of any series, the applicable Trustee will give to the holders of Debt Securities of that series notice of such default known to it if uncured and not waived, provided that, except in the case of default in the payment of principal of (or premium, if any) or interest on any Debt Security of that series or in the payment of any sinking fund installment with respect to that series, such Trustee will be protected in withholding such notice if such Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding Debt Securities of such series; and, provided further, that such notice shall not be given until 60 days after the occurrence of a default with respect to outstanding Debt Securities of any series in the performance or breach of a covenant in the Applicable Indenture other than for the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of outstanding Debt Securities for the purpose only of this provision means the happening of any of the Events of Default or, in the case of the Senior Subordinated Indenture, Defaults, specified in the Applicable Indenture and relating to such series of outstanding Debt Securities. (Section 602).

The Indentures provide that, subject to the duty of the Trustees during a default to act with the required standard of care, the Trustees will not be under an obligation to exercise any of their rights or powers under the Indentures at the request or direction of any of the holders, unless such holders shall have offered to the Trustees reasonable security or indemnity. (Sections 601 and 603). The Indentures provide that the holders of a majority in principal amount of outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series, or exercising any trust or other power conferred on such Trustee, provided that such Trustee may decline to act if such direction is contrary to law or the Applicable Indenture and may take any other action deemed proper which is not inconsistent with such direction. (Section 512).

The Indentures include a covenant that the Company will file annually with the Trustees a certificate of no default or specifying any default that exists. (Section 1007 of the Senior Indenture and Section 1004 of the Senior Subordinated Indenture).

Modification of the Indentures

From time to time the Company and the applicable Trustee may, without the consent of the holders of any series of Debt Securities, amend, waive or supplement each Indenture for specified purposes, including, among other things, curing ambiguities or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Debt Securities).

Modification and amendments of each Indenture may be made by the Company and the Trustee under the Applicable Indenture, only with the consent of the holders of not less than a majority in principal amount of each series of outstanding Debt Securities issued under such Indenture and affected thereby, by executing supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Applicable Indenture or modifying the rights of the holders of outstanding Debt Securities of such series (including the modification of the subordination provisions in a manner adverse to holders in the case of the Senior Subordinated Indenture), except that no such supplemental indenture may:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

•	reduce the principal amount of, or any premium or the rate of interest on, any Debt Security;

•	reduce the amount of principal of an Original Issue Discount Debt Security payable upon acceleration of the Maturity thereof;

•	adversely affect any right of repayment at the option of the holder of any Debt Security;

•	reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	change the place or currency of payment of principal of (or premium, if any) or interest on, any Debt Security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

•

reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the Applicable Indenture, for waiver of compliance with certain provisions of the Applicable Indenture or for waiver of certain covenant defaults;

•	modify the provisions of the Applicable Indenture relating to modification and amendment of the Applicable Indenture; or

•	in the case of the Senior Subordinated Indenture, modify the subordination provisions adverse to the holders of Senior Indebtedness, in each case, without such holders’ consent.

The Indentures provide, however, that each of the amendments and modifications listed in the first nine items and, in the case of the Senior Subordinated Indenture, the tenth item above may be made with the consent of the holder of each outstanding Debt Security affected thereby. (Section 902 of the Indentures and Section 907 of the Senior Subordinated Indenture).

Consolidation, Merger and Sale of Assets

The Company, without the consent of the holders of any of the Debt Securities under either of the Indentures, may consolidate with or merge into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, or, in the case of the Senior Subordinated Indenture, permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties substantially as an entirety to the Company, provided that:

•	if applicable, the successor is a Person organized under the laws of the United States, any State thereof or the District of Columbia;

•	the successor Person, if other than the Company, assumes the Company’s obligations on the Debt Securities and under the Indentures;

•

after giving effect to the transaction no Event of Default, or, in the case of the Senior Subordinated Indenture, Default, and no event which, after notice or lapse of time, would become an Event of Default, or, in the case of the Senior Subordinated Indenture, Default, shall have occurred and be continuing; and

•	certain other conditions are met. (Section 801).

Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company’s assets substantially as an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indentures, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indentures and the Debt Securities to the extent it was the predecessor Person.

Outstanding Debt Securities

The Indentures provide that, in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Applicable Indenture:

•

the portion of the principal amount of an Original Issue Discount Debt Security that shall be deemed to be outstanding for such purposes shall be that portion of the principal amount thereof that would be due and payable as of the date of such determination upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default;

•

the portion of the principal amount of a Debt Security denominated in a foreign currency or currencies that shall be deemed to be outstanding for such purpose shall be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the U.S. dollar equivalent on the date of original issuance of such Debt Security of the amount determined as provided in the item immediately above); and

•	Debt Securities owned by the Company or any of its Affiliates shall not be deemed to be outstanding. (Section 101).

Governing Law

The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

TRUST PREFERRED SECURITIES; JUNIOR SUBORDINATED DEBT SECURITIES; RELATED GUARANTEES AND OTHER OBLIGATIONS

A description of the terms of Trust Preferred Securities, Junior Subordinated Debt Securities, related Guarantees and other related obligations which may be issued from time to time pursuant to the registration statement of which this prospectus forms a part will be contained in a prospectus supplement related to any offering of such securities.

DESCRIPTION OF PREFERRED STOCK

Summary

The following summary contains a description of certain general terms of the Preferred Stock of the Company. The particular terms of any series of Preferred Stock will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the Preferred Stock:

•	the specific title and stated value;

•	the number of shares or fractional interests therein;

•	any dividend, liquidation, redemption, voting and other rights;

•	the terms for conversion into Common Stock or other preferred stock or for exchange for Common Stock or other Debt Securities;

•	the securities exchanges, if any, on which such Preferred Stock is to be listed; and

•	the initial public offering price, and the number of shares, if any, to be purchased by the underwriters.

The terms of any series of Preferred Stock being offered may differ from the terms set forth below. If the terms differ, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The following summary is not complete. You should refer to the Certificate of Designations relating to the series of the Preferred Stock, the applicable provisions of the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated By-Laws and the Delaware General Corporation Law (“DGCL”) for a complete statement of the terms and rights of that series of Preferred Stock. That Certificate of Designations will be filed with the SEC promptly after the offering of the series of Preferred Stock.

General

Under the Company’s Restated Certificate of Incorporation, the Company is authorized to issue up to 3,600,000,000 shares of capital stock of which 3,500,000,000 shares shall be Common Stock par value $0.01 per share, and 100,000,000 shares shall be Preferred Stock (the “Preferred Stock”), par value $0.01 per share. The Preferred Stock may be issued in one or more series and the Company’s Board of Directors will have the power to fix various terms with respect to each series, including voting powers, designations, preferences and relative, participating, optional and/or other special rights, and the qualifications, limitations and restrictions thereof. The holders of the Company’s Common Stock are not entitled to preemptive rights with respect to any shares which may be issued.

In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. The holders of the Company’s Preferred Stock, if any, may have a priority over the holders of the Company’s Common Stock in the event of liquidation or dissolution.

Rank

Any series of Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution rank (i) senior to all classes of common stock of the Company and all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank junior to the Preferred Stock (collectively referred to as the “Junior Securities”); (ii) on a parity with all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the “Parity Securities”); and (iii) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities will rank senior to the Preferred Stock. Unless otherwise provided in the prospectus supplement for a series of Preferred Stock, all shares of Preferred Stock will, regardless of series, be of equal rank. As used in any Certificate of Designations for these purposes, the term “equity securities” will not include Debt Securities convertible into or exchangeable for equity securities.

Dividends

Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series of Preferred Stock. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under “Description of Depositary Shares”) on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or non-cumulative.

The Company’s ability to pay dividends on its Preferred Stock is subject to policies established by the Federal Reserve. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2012 Annual Report to Shareholders, and Part I, “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2012, both of which are incorporated herein by reference (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus).

No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities unless dividends shall have been paid or set apart for such payment on the Preferred Stock. If full dividends are not so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities.

Conversion

The prospectus supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into shares of another series of Preferred Stock or Common Stock.

For any series of Preferred Stock that is convertible, the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Preferred Stock or Common Stock, as the case may be, or shares held in its treasury or both, for the purpose of effecting the conversion of the shares of such series of Preferred Stock, the full number of shares of Preferred Stock or Common Stock, as the case may be, then deliverable upon the conversion of all outstanding shares of such series.

No fractional shares or scrip representing fractional shares of Preferred Stock or Common Stock will be issued upon the conversion of shares of any series of convertible Preferred Stock. Each holder to whom fractional shares would otherwise be issued will instead be entitled to receive, at the Company’s election, either (a) a cash payment equal to the current market price of such holder’s fractional interest or (b) a cash payment equal to such holder’s proportionate interest in the net proceeds (following the deduction of applicable transaction costs) from the sale promptly by an agent, on behalf of such holders, of shares of Preferred Stock or Common Stock, as the case may be, representing the aggregate of such fractional shares.

The holders of any series of shares of Preferred Stock at the close of business on a dividend payment record date will be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the dividend payment date shall not be entitled to receive such dividend on such dividend payment date but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date notwithstanding the conversion thereof or the Company’s default in payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Preferred Stock or Common Stock issued upon conversion.

Exchangeability

The holders of shares of Preferred Stock of any series may be obligated at any time or at a specified time or times to exchange such shares for Common Stock or Debt Securities of the Company. The terms of any such exchange and any such Debt Securities will be described in the prospectus supplement relating to such series of Preferred Stock.

Redemption

A series of Preferred Stock may be redeemable at any time or at a specified time or times, in whole or in part, at the option of the Company or the holder thereof upon terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by the Board of Directors of the Company or by any other method determined to be equitable by the Board of Directors.

On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Under current regulations, bank holding companies may not exercise any option to redeem shares of preferred stock included as Tier 1 Capital without the prior approval of the Federal Reserve. Ordinarily, the Federal Reserve would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock or (2) the Federal Reserve determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock that ranks senior to the Junior Securities will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any Junior Securities, including Common Stock, distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other Parity Securities are not paid in full, the holders of the Preferred Stock of such series and the Parity Securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

Voting Rights

Except as indicated below or in the prospectus supplement relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

Under the Federal Reserve’s regulations implementing the Bank Holding Company Act, if any holder of any series of preferred stock is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 5% or more if it otherwise exercises a “controlling influence” over the issuer, will be subject to regulation as a bank holding company under the Bank Holding Company Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve under the Bank Holding Company Act to acquire or maintain more than 5% of that series. Any other person (other than the bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

DESCRIPTION OF DEPOSITARY SHARES

The following summary is not complete. You should refer to the applicable provisions of the forms of the Company’s Deposit Agreement and Depositary Receipt relating to the Preferred Stock for a complete statement of the terms and rights of the Depositary Shares. The form of Deposit Agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In the event such option is exercised, the Company will issue Depositary Receipts, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the “Deposit Agreement”) between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the “Depositary”). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the “Depositary Receipts”). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the offering.

Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company’s expense.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the numbers of such Depositary Shares owned by such holders, when, as and if declared by the Board of Directors of the Company.

In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

Redemption or Exchange of Stock

If a series of Preferred Stock represented by Depositary Shares is to be redeemed or exchanged, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary, or exchanged for the Common Stock or Debt Securities to be issued in exchange for the Preferred Stock (as the case may be, in accordance with the terms of such series of Preferred Stock). The Depositary Shares will be redeemed or exchanged by the Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share or market value of Common Stock or Debt Securities per Depositary Share paid in respect of the shares of Preferred

Stock so redeemed or exchanged. Whenever the Company redeems or exchanges shares of Preferred Stock held by the Depositary, the Depositary will redeem or exchange as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed or exchanged. If fewer than all the Depositary Shares are to be redeemed or exchanged, the Depositary Shares to be redeemed or exchanged will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Company.

Withdrawal of Stock

Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related prospectus supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder’s Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions which may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such Preferred Stock.

Conversion Rights of Convertible Depositary Shares

Any holder of Depositary Shares which are convertible into Common Stock or into shares of another series of Preferred Stock, upon surrender of the Depositary Receipts therefor and delivery of instructions to the Depositary, may cause the Company to convert any specified number of whole or fractional shares of Preferred Stock represented by the Depositary Shares into the number of whole shares of Common Stock or Preferred Stock (as the case may be, in accordance with the terms of such series of the Preferred Stock) of the Company obtained by dividing the aggregate liquidation preference of such Depositary Shares by the Conversion Price (as such term is defined in the Certificate of Designations) then in effect, as such Conversion Price may be adjusted by the Company from time to time as provided in the Certificate of Designations. In the event that a holder delivers Depositary Receipts to the Depositary for conversion which in the aggregate are convertible either into less than one whole share of such Common Stock or Preferred Stock or into any number of whole shares of such Common Stock or Preferred Stock plus an excess constituting less than one whole share of such Common Stock or Preferred Stock, the holder shall receive payment in lieu of such fractional share.

Amendment and Termination of the Deposit Agreement

The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares representing Preferred Stock of any series will not be effective unless such amendment has been approved by the holders of at least 66  2/3% of the Depositary Shares then outstanding representing Preferred Stock of such series. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into Common Stock or Preferred Stock or has been exchanged for Common Stock or Debt Securities; or (iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares.

Charges of Depositary

The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company will pay all charges of the Depositary in connection with the initial deposit of the relevant series of Preferred Stock and any redemption or exchange of such Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the Deposit Agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The Depositary will forward all reports and communications from the Company which are delivered to the Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We may issue Common Stock, separately or together with or upon conversion of or in exchange for other Company securities, all as set forth in a prospectus supplement. The following summary is not complete. You should refer to the applicable provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, and to the DGCL for a complete statement of the terms and rights of the Common Stock.

The Company is authorized to issue 3,500,000,000 shares of Common Stock, par value $0.01 per share. The Common Stock is listed on the New York Stock Exchange under the symbol “BK.”

The applicable prospectus supplement will describe the terms of the Common Stock including, where applicable, the following:

•	the number of shares to be offered;

•	the offering price; and

•	any additional terms of the Common Stock which are not inconsistent with the provisions of the Company’s Restated Certificate of Incorporation.

The Common Stock will be, when issued against payment therefor, fully paid and nonassessable. The rights of holders of Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that has been issued and may be issued in the future.

Dividends

The holders of the Common Stock of the Company are entitled to receive dividends, when, as and if declared by the Board of Directors out of any funds legally available therefor, subject to the preferences applicable to any outstanding Preferred Stock.

The Company’s ability to pay dividends on its Common Stock:

•	depends primarily upon the ability of its subsidiaries, including The Bank of New York Mellon and BNY Mellon, N.A., to pay dividends or otherwise transfer funds to it,

•

is also subject to policies established by the Federal Reserve. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supervision and Regulation—Capital Planning—Payment of Dividends, Stock Repurchases and Other Capital Distributions” in our 2012 Annual Report to Shareholders, which is incorporated by reference, and Part I, “Item 1. Business—Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2012 (and similar items in any of our annual, quarterly or current reports that we file with the SEC in the future and that are incorporated by reference in this prospectus), and

•

will be prohibited, subject to certain restrictions, in the event that we do not declare and pay in full preferred dividends for the then-current dividend period of our Series A preferred stock or the last preceding dividend period of our Series C preferred stock and Series D preferred stock.

Voting

Holders of Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights.

Directors will be elected under a majority voting standard as opposed to a plurality voting standard. Under a majority voting standard, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions” not counted as a vote cast either “for” or “against” that director’s election). Under our Corporate Governance Guidelines, in an election of directors, any incumbent director who fails to receive more “for” votes than “against” or “withhold” votes must promptly tender his or her resignation to the Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the Lead Director) promptly after the certification of the stockholder vote. The Lead Director will then refer the matter to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Corporate Governance and Nominating Committee will consider all factors that it deems relevant in making its recommendation, including the stated reasons for “withhold” or “against” votes, the length of service and qualifications of the director, the director’s contributions to the Company, and the Company’s Corporate Governance Guidelines. A director who tenders his or her resignation pursuant to the above-described Corporate Governance Guidelines will not vote on the issue of whether his or her tendered resignation will be accepted or rejected.

Liquidation Rights

Upon liquidation of the Company, holders of Common Stock are entitled to receive pro rata the net assets of the Company after satisfaction in full of the prior rights of creditors (including holders of the Company’s Debt Securities) of the Company and holders of any Preferred Stock.

Miscellaneous

Holders of Common Stock do not have any preferential or preemptive right with respect to any securities of the Company or any conversion rights. The Common Stock is not subject to redemption. The outstanding shares of Common Stock are fully paid and non-assessable.

Computershare Shareowner Services LLC is the Transfer Agent, Registrar and Dividend Disbursement Agent for the Common Stock of the Company.

Certain Provisions of Delaware Law and the Company’s Amended and Restated By-Laws

We are also subject to Section 203 of the DGCL. Section 203 prohibits us from engaging in any business combination (as defined in Section 203) with an “interested stockholder” for a period of three years subsequent to the date on which the stockholder became an interested stockholder unless:

•	prior to such date, our board of directors approve either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

the business combination is approved by our board of directors and authorized by a vote (and not by written consent) of at least 66  2/3% of the outstanding voting stock not owned by the interested stockholder.

For purposes of Section 203, an “interested stockholder” is defined as an entity or person beneficially owning 15% or more of our outstanding voting stock, based on voting power, and any entity or person affiliated with or controlling or controlled by such an entity or person.

A “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. Section 203 could prohibit or delay mergers or other takeover or change of control attempts with respect to us and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders.

Such provisions may have the effect of deterring hostile takeovers or delaying changes in control of management or us.

Under the provisions of the statute, a corporation can expressly elect not to be governed by the business combination provisions in its Restated Certificate of Incorporation or Amended and Restated By-Laws, but, as of the date of this prospectus, the Company has not done so. (DGCL § 203).

The Company’s Amended and Restated By-Laws establish an advance notice procedure with regard to nomination by stockholders of candidates for election as directors and with regard to proposals by stockholders to be brought before a meeting of stockholders. In general, written notice must be received by the Secretary of the Company (i) in the case of an annual meeting, not fewer than 90 days or more than 120 days before the anniversary date of the previous year’s proxy statement; provided, however, that in the event that the date of the annual meeting is more than 30 days from the anniversary date of the previous year’s annual meeting, notice by the stockholder will be timely if it is received (A) on or before the later of (1) 120 calendar days before the date of the annual meeting at which such business is to be presented or such election is to take place, as the case may be, or (2) 30 calendar days following the first public announcement by the Company of the annual meeting date and (B) not later than 15 calendar days prior to the scheduled mailing date of the Company’s proxy materials for that annual meeting or (ii) in the case of a special meeting of stockholders at which directors are to be elected, not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting date was mailed and the day on which public announcement of the meeting date was made.

The notice associated with a stockholder nominee for the board of directors must also provide certain information set forth in the Company’s Amended and Restated By-Laws. Pursuant to Rule 14a-8 under the Exchange Act, the Board of Directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual(s) at the stockholders meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires.

The advance notice of the stockholder’s proposal must set forth a description of the business that the stockholder intends to bring before the meeting, including the text of the proposal, and certain information regarding the proposing stockholder, including the name and address of the stockholder, the class and number of shares of the Company’s capital stock beneficially owned by each such stockholder, a representation that such stockholder will be a holder of record of the Company’s common stock who is entitled to vote at the meeting on the date of the meeting and that such stockholder will appear in person or by proxy at the meeting to present such proposal(s) and any material interest of the stockholder in the business proposed at the meeting.

Our Amended and Restated By-Laws also provide that vacancies on our board of directors may only be filled by a majority of directors then remaining in office, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Description of Stock Purchase Contracts

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, Preferred Stock or Depositary Shares, as applicable, at a future date or dates. The price per share of Common Stock, Preferred Stock or per Depositary Share, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish. The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as stock purchase units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of debt securities, junior subordinated debentures, Preferred Stock, Common Stock or Depositary Shares of the Company, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units

We may, from time to time, issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Stock purchase units may also include debt obligations of third parties, such as U.S. Treasury securities. Each stock purchase unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a stock purchase unit will have the rights and obligations of a holder of each included security. The unit agreement under which a stock purchase unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of stock purchase units.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, Preferred Stock, Depositary Shares or Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, Preferred Stock, Depositary Shares or Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in a prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

BOOK-ENTRY ISSUANCE

If any Debt Securities, Trust Preferred Securities, Preferred Stock or other securities registered under the registration statement of which this prospectus forms a part (collectively, “Book Entry Securities”) are to be represented by global certificates, The Depository Trust Company (“DTC”) will act as securities depositary for all of the Book Entry Securities, unless otherwise specified in the prospectus supplement relating to an offering of a particular series of Book Entry Securities.

The following is a summary of the depository arrangements applicable to such securities issued in global form and for which DTC, or its successor, acts as depositary (in the United States) or for which either Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, which we refer to as Euroclear, or Clearstream Banking, sociéte anonyme, or its successor, which we refer to as Clearstream, Luxembourg, acts as depositary (outside of the United States). If there are any changes from this summary, they will appear in a prospectus supplement.

DTC

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead the Company will deposit with DTC or its custodian one or more fully-registered global certificates (“Global Certificates”) registered in the name of Cede & Co. (DTC’s nominee) for the Book Entry Securities, representing in the aggregate the total number of a BNY Trust’s Trust Preferred Securities, aggregate principal amount of Junior Subordinated Debt Securities or aggregate principal amount of Debt Securities, or the total number of shares of Preferred Stock or other securities, respectively.

Since the Global Certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the Global Certificate. Persons who buy interests in the Global Security by purchasing securities are said to own a beneficial interest in the Global Security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a Global Certificate. Ownership of beneficial interests in a Global Certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a Global Certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the Book Entry Securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchased the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a Global Certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Certificate.

We have been advised by DTC that upon the issuance of a Global Certificate and the deposit of that Global Certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or numbers of shares represented by that Global Certificate to the accounts of its participants.

You will be required to make your initial payment for the Debt Securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

The Company will pay principal of, and premium, interest or dividends on, securities represented by a Global Certificate registered in the name of or held by DTC or its nominee to the relevant Trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal of, or interest or premium (or contract adjustment payments) on, a Global Certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that Global Certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a Global Certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time. If an issue of Book Entry Securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest, as applicable, in the foreign currency in which the Book Entry Securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the Book Entry Securities is held that it elects, in accordance with, and to the extent permitted by, the accompanying prospectus supplement and the Book Entry Security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account.

Global Certificates are generally not transferable. A Global Certificate is exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a Global Certificate may be registered to, any person other than DTC or its nominee, only if:

(a)	DTC notifies us that it is unwilling or unable to continue as depositary for that Global Certificate or if at any time DTC ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation and we are unable to locate a qualified successor depositary;

(b)	we determine in our discretion that the Global Certificate shall be exchangeable for definitive securities in registered form; or

(c)	in the case of Debt Securities, there shall have occurred and be continuing an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default with respect to the Debt Securities.

Any Global Certificate representing a Debt Security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive Debt Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any principal, premium and interest will be payable, the transfer of the definitive Debt Securities will be registerable and the definitive Debt Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled to that interest payment as of the record date and as shown on the register for the Debt Securities. In the event definitive securities are issued, (i) holders of definitive securities will be able to transfer their debt securities, in whole or in part, by surrendering the debt securities for registration of transfer at the corporate trust office of the applicable Trustee. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer and (ii) any moneys we pay to our paying agents for the payment of principal and interest on a Debt Security that remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment.

Any Global Certificate representing a Trust Preferred Security that is exchangeable pursuant to (a) or (b) above will be exchangeable in whole for definitive Trust Preferred Securities in registered form, of like tenor and of an equal aggregate liquidation amount as the Global Certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive Trust Preferred Securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the Global Certificate. Any Distributions and other payments will be payable, the transfer of the definitive Trust Preferred Securities will be registerable and the definitive Trust Preferred Securities will be exchangeable at the office specified in the applicable prospectus supplement, provided that such payment may be made at the option of the Company by check mailed to the address of the person entitled to that payment as of the record date and as shown on the register for the Trust Preferred Securities.

DTC may discontinue providing its services as securities depositary with respect to any of the Book Entry Securities at any time by giving reasonable notice to the relevant Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Debt Security, Trust Preferred Security or Preferred Stock certificates representing such Debt Security, Trust Preferred Security or Preferred Stock will be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an Event of Default under the Applicable Indenture, the holders of a majority in liquidation amount of Trust Preferred Securities or aggregate principal amount of Debt Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Trust Preferred Securities or Debt Securities will be printed and delivered.

Except as provided above, owners of the beneficial interests in a Global Security representing a Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the holders of securities for any purpose under the Indentures.

No Global Security shall be exchangeable except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Global Security or the Indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the Book Entry Securities. If less than all of a series of the Debt Securities or a BNY Trust’s Trust Securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then-current procedures.

Although voting with respect to the Book Entry Securities is limited to the holders of record of the Book Entry Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Book Entry Securities. Under its usual procedures, DTC would mail an omnibus proxy (the “Omnibus Proxy”) to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns

Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such Book Entry Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream, Luxembourg and Euroclear

We have been advised by Clearstream, Luxembourg and Euroclear, respectively, as follows:

•

As to Clearstream, Luxembourg: Clearstream, Luxembourg has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream, Luxembourg is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in many currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg interfaces with domestic markets in a number of countries. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

•

As a registered bank in Luxembourg, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream, Luxembourg customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream, Luxembourg customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Book Entry Securities. Other institutions that maintain a custodial relationship with a Clearstream, Luxembourg customer may obtain indirect access to Clearstream, Luxembourg. Clearstream, Luxembourg is an indirect participant in DTC.

•

Distributions with respect to the Book Entry Securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream, Luxembourg.

•

As to Euroclear: Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

•

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Book Entry Securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to Book Entry Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding Book Entry Securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving Book Entry Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Book Entry Securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Book Entry Securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of Book Entry Securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream, Luxembourg and Euroclear are under no obligation to perform or continue to perform the procedures described above and such procedures may be discontinued at any time.

The information in this section concerning DTC and DTC’s book-entry system as well as Clearstream, Luxembourg and Euroclear and their respective book-entry systems has been obtained from sources that the BNY Trusts and the Company believe to be accurate, but the BNY Trusts and the Company assume no responsibility for the accuracy thereof. The BNY Trusts and the Company do not have any responsibility for the performance by DTC, Clearstream, Luxembourg, Euroclear or participants therein of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Securities offered by the Company and each BNY Trust

The securities to be offered by the Company and each BNY Trust may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each BNY Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement.

Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of securities offered by this prospectus, underwriters may be deemed to have received compensation from the Company and/or the applicable BNY Trust in the form of underwriting discounts or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the offered securities or any underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

Any underwriting compensation paid by the Company and/or the applicable BNY Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and a BNY Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

In connection with the offering of securities of the Company or any BNY Trust, the Company or such BNY Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the prospectus supplement for such securities. If the Company or such BNY Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters and dealers and their affiliates and associates may engage in transactions with, or perform services for, the Company and/or the applicable BNY Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and dealers, and their affiliates and associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, The Bank of New York Mellon, BNY Mellon, N.A. and other subsidiaries of the Company in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Securities other than the Common Stock will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities other than the Common Stock.

Under current guidelines of FINRA, the maximum underwriting commission or discount to be received by any FINRA member or any independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus, any applicable prospectus supplement and any applicable pricing supplement.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Common Stock offered by a Selling Shareholder

Shares of Common Stock may be offered and sold by any selling shareholder who has acquired Common Stock from the Company in transactions that were not registered under the Securities Act. Sales of shares of Common Stock by a selling shareholder may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, on any exchange where the Common Stock is traded, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the shares of Common Stock for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase shares may be solicited by agents designated by any selling shareholder from time to time. This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire shares of Common Stock from selling shareholders to be sold on a delayed or contingent basis.

Any selling shareholder and any agents or broker-dealers that participate with such selling shareholder in the distribution of any of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discount or commission received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

In connection with a sale of shares of Common Stock by any selling shareholder pursuant to this prospectus, the following information will, to the extent then required, be provided in the applicable prospectus supplement relating to such sale: the identity of the selling shareholder, the manner in which the selling shareholder acquired the Common Stock from the Company, the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to the particular sale.

Conflicts of Interest

BNY Mellon Capital Markets, LLC, a broker-dealer registered with FINRA and a wholly-owned subsidiary of the Company, may participate in offerings of securities made by means of this prospectus. As such, BNY Mellon Capital Markets, LLC has a “conflict of interest” as defined in FINRA Rule 5121(f)(5)(B), and any offerings made by means of this prospectus will be conducted in compliance with Rule 5121. In general, under Rule 5121, a Qualified Independent Underwriter will not be necessary for these offerings pursuant to Rule 5121(a)(1)(C) or Rule 5121(a)(1)(B), as the Company will be offering securities that have been rated investment grade or in the same series as securities that have been rated investment grade or will be offering its Common Stock, which has a bona fide public market for purposes of Rule 5121. No underwriter having a Rule 5121 conflict of interest will be permitted under that rule to confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Market-Making Transactions by Affiliates

The Company, BNY Mellon Capital Markets, LLC or any other affiliate controlled by the Company may use this prospectus and applicable prospectus supplement in a market-making transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. The Company and its affiliates may act as principal or agent in these transactions. Our affiliates, including BNY Mellon Capital Markets, LLC, are not obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Company by Craig T. Beazer, Chief Securities Counsel of the Company, and for the underwriters, dealer or agent, as the case may be, by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of the date of this prospectus, Mr. Beazer owns less than 1% of the Company’s securities.

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities, the enforceability of the Trust Agreements and the formation of the BNY Trusts will be passed upon by Richards, Layton and Finger, P.A., special Delaware counsel to the Company and the BNY Trusts.

EXPERTS

The consolidated financial statements of The Bank of New York Mellon Corporation and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Depositary Shares

Each representing 1/100th Interest in a Share of

Series E Noncumulative Perpetual Preferred Stock

The Bank of New York Mellon Corporation

Goldman, Sachs & Co.

Citigroup

Deutsche Bank Securities

BNY Mellon Capital Markets, LLC